                                                                 Exhibit 10.3

                  JOINT DEVELOPMENT AND OPERATING AGREEMENT



                             ELAN CORPORATION, PLC


                                      AND


                              CYTOGEN CORPORATION


                                      AND


                              TARGON CORPORATION


                              SEPTEMBER 26, 1996

     THIS JOINT DEVELOPMENT AND OPERATING AGREEMENT is dated September 26, 1996 among CYTOGEN CORPORATION, a Delaware corporation, having its principal place of business at 600 College Road East, Princeton, New Jersey 08540 (together with its Subsidiaries and Affiliates (each as defined below), " Cytogen"); ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, having its principal place of business at Monksland, Athlone, County Westmeath, Ireland (together with its Subsidiaries and Affiliates, "ELAN"); and TARGON CORPORATION, a Delaware corporation, having its principal place of business at 600 College Road East, Princeton, New Jersey 08540 (the "Company"). Capitalized terms not otherwise defined herein are defined in Section 1.1 hereof.

                                   RECITALS:

          A. The Company was formed on September 25, 1996 for the purpose of conducting research, development and commercialization of the ATS Compounds and the Cytogen Compounds related activities. The Company has issued 1,000,000 shares of its Common Stock to Cytogen on the date hereof, constituting 100% of the Company's issued and outstanding share capital (other than the Management Shares). In connection with the closing of the Securities Purchase Agreement, Cytogen has granted to Elan International Services, Ltd. ("EIS"), a Bermuda corporation and wholly-owned subsidiary of Elan Corporation, plc, the Elan Exchange Right, as provided in the Securities Purchase Agreement. Pursuant to the Elan Exchange Right, the Company has granted to EIS the option to exchange all of the issued and outstanding shares of the Cytogen's Series A preferred Stock initially for 500,000 shares of Common Stock of the Company, initially representing 50% of the share capital of the Company (other than Management Shares), subject to adjustment as described in the Securities Purchase Agreement.

          B. Cytogen and Elan have agreed to cooperate in the establishment and management of the Company for development of specific pharmaceutical compounds (biological and otherwise) incorporating the technologies developed by the Company, Cytogen, Elan and/or Advanced Therapeutic Systems, Ltd., a Bermuda corporation ("ATS"), and their sale and supply, and desire that such activities be undertaken through the Company, and for this purpose Cytogen and EIS have agreed to participate as holders of the Common Stock of the Company (in the case of EIS, through exercise, in EIS's discretion, of the Elan Exchange Right), for the purposes and on the terms set out in this Agreement. In connection with the forgoing, the Company shall acquire certain Technology and, in connection therewith, shall agree to make certain payments to Cytogen, Elan and ATS.

          C. The Company and Cytogen and Elan desire to set forth in the Agreement certain provisions relating to (1) the research, development and commercialization work described above and (2) the operations of the business of the Company.

                                  AGREEMENT:

                 ACCORDINGLY, IT IS HEREBY AGREED AS FOLLOWS:


                                   ARTICLE I


                                  DEFINITIONS

     1.1. In this Agreement, the following words and meanings shall, where not inconsistent with the context, have the following meanings respectively.

           "Additional Compounds" means any compound or formulation now or hereafter owned by the Company or in which the Company has any development, marketing or similar rights, other than the Compounds utilizing the Cytogen Technology or the Elan Technology.

           "Affiliate" means any Person other than the Company controlling, controlled or under the common control of Elan or Cytogen, as the case may be. For the purpose of this definition, "control" shall mean direct or indirect ownership of 40% or more of the stock or shares entitled to vote for the election of directors or the ability, by contract or agreement or otherwise, to direct the management and affairs of a Person.

           "Agreed" means agreed by all Parties and confirmed in writing.

           "Agreement" means this agreement (which expression shall be deemed to include the Recitals, the Schedules and Appendices hereto).

           "Articles" means the certificate or articles of incorporation and by-laws of the Company in the form attached as Exhibit D hereto.
                                               ---------

           "ATS Compounds" means the Compounds described in Exhibit B hereto,
                                                            ---------
captioned EL530 and EL532, together with any other compounds hereafter contributed or transferred to the Company by ATS (in the form of the ATS Transfer Agreement executed on the date hereof), or Elan.

           "ATS Transfer Agreement" means the agreement dated the date hereof between ATS and the Company pursuant to which ATS has transferred the ATS Compounds and the related Intellectual Property to the Company.

           "Business" means the business of the Company as described in Article II and subject to the provisions of Article IV, such other business as the Parties may agree from time to time in writing should be carried on by the Company.

           "Business Plan" means the Company's business plan in the form attached hereto as Exhibit A or in such other form as shall be agreed to from
                   ---------
time to time in writing by Cytogen and Elan, in conjunction with the Research and Development Programs, for the conduct of the Business of the Company for each Financial Year for the duration of this Agreement, which shall include, in particular, details of the planned research and development expenses to be

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incurred in that Financial Year, which of the Shareholders shall be responsible for the relevant research and development expenditure, and how such expenses shall be funded.

          "Common Stock" means the common stock, $01 par value per share, of the Company.

          "Compounds" means the ATS Compounds and the Cytogen Compounds, together with any Additional Compounds hereafter acquired by the Company from Cytogen, ATS, Elan or any other Person, or developed by the Company.

          "Cytogen Compounds" means the Compounds described in Exhibit C hereto,
                                                               ---------
consisting of Prostatec(TM) and PSMA, together with any other compounds hereafter contributed or transferred to the Company by Cytogen.

          "Cytogen Directors" means the Directors designated by Cytogen pursuant to the terms hereof and holding office from time to time.

          "Cytogen Technology" means any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the Cytogen Compounds owned by Cytogen and transferred to the Company pursuant to the Cytogen Transfer Agreement.

          "Cytogen Transfer Agreement" means the agreement dated the date hereof between Cytogen and the Company pursuant to which Cytogen has transferred the Cytogen Compounds and the related Intellectual Property to the Company.

          "Directors" means the Cytogen Directors and the Elan Directors from time to time and any other Director agreed to by the Cytogen Directors and the Elan Directors from time to time.

          "Elan Directors" means the Directors designated by Elan pursuant to the terms hereof and holding office from time to time.

          "Elan Exchange Right" means the right granted by Cytogen to EIS, as set forth in the Securities Purchase Agreement, to acquire shares of Common Stock of the Company from Cytogen, as provided for in the Securities Purchased Agreement.

          "Elan Technology" means any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the ATS Compounds owned by Elan or ATS and transferred to the Company pursuant to the ATS Transfer Agreement.

          "FDA" means the U.S. Food and Drug Administration or any successor U.S federal agency.

          "Field" means the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          "Financial Year" means initially, September 1, 1996 through December 31, 1996 and thereafter each year commencing on January 1 and expiring on December 31 of each year.

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           "Independent Third Party" means any Person other than Elan, Cytogen,
ATS or the Company, or any Affiliate of any such Person.

           "INDA" means any investigational new product application in relation to a Product or Compound.

           "Loan" means any loan(s) advanced from time to time by any of the Shareholders to the Company.

           "Management Shares" means Shares issued or issuable to directors, officers or other Persons pursuant to such plans, options, warrants, arrangements and/or understandings as shall be satisfactory to the Shareholders.

           "NDA" means a new drug application.

           "Net Sales" means the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]

           "Party" means Elan, Cytogen or the Company, as the case may be; "Parties" means more than one Party.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

           "PLA" means Product License Application.

           "Prime" means the prime or base rate established from time to time by Morgan Guaranty Trust Company in New York.

           "Product(s)" means depending on the context one or more formulations of the Compounds or based, in whole or in part, on the Technology and developed by or on behalf of the Company.

           "Research and Development Programs" mean(s), depending on the context, one or more programs of research and development work being conducted or to be conducted by Cytogen and/or Elan for and on behalf of the Company which have been devised by the Research Committee and approved by the Management Committee.

           "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of the date hereof between Cytogen and EIS, pursuant to which Cytogen has agreed to issue to EIS and EIS has agreed to purchase from Cytogen the securities set forth therein, including,

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without limitation, the Series A Preferred Stock of Cytogen, in connection with which Cytogen has granted to EIS the Elan Exchange Right.

           "Shares" means any outstanding shares of Common Stock.

           "Shareholder" means Cytogen or Elan for so long as such Party or its Affiliates owns at least 10% of the aggregate shares or, in the case Elan, has the right to acquire such Shares in connection with the Elan Exchange Right; "Shareholders" means both of Cytogen and Elan together.

           "Subsidiary" of any Person means any other Person at least 50% of the capital stock is owned by such first Person.

           "Supply Agreements" means one or more Manufacture and Supply Agreements to be entered into by Elan and/or Cytogen, on the one hand Company, on the other hand, pursuant to the terms hereof to facilitate commercial development and exploitation of Compounds or Products.

           "Technology" means, collectively, the Cytogen Technology, the Elan Technology and any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the Compounds and, developed or acquired by or on behalf of the Company.

           "Territory" means all of the countries of the world.

           "Transfer Agreements" means the ATS Transfer Agreement and the Cytogen Transfer Agreement.

     1.2.  Words importing the singular shall include the plural and vice versa.

     1.3. Unless the context otherwise requires, reference to an article, paragraph, provision, clause or schedule is an article, paragraph, provision, clause or schedule of or to this Agreement.

     1.4. Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

     1.5. The headings in this Agreement are inserted for convenience only and do not affect its construction.


                                  ARTICLE II

                            THE COMPANY'S BUSINESS

     2.1. The primary object of the Company and any Subsidiaries is to carry on the business of the Field in the Territory and to achieve the objectives set out in this Agreement.

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     2.2.   On the date hereof, as provided in Article V hereof, (a) Cytogen is paying to the Company $20 million (the "Initial Capital"), in consideration of all of the Shares. The Company hereby agrees that, unless consented to by the Shareholders, it shall not issue any Shares other than Management Shares. Each of the Shareholders agrees that it shall use its best efforts to cause the Company to be bound by the provisions of this Agreement. Except as the Shareholders may otherwise agree in writing and except as may be provided in this Agreement, the Business Plan or any Supply Agreements, the Shareholders shall exercise their powers in relation to the Company so as to ensure that the business is carried on in a proper and prudent manner.

     2.3. Each of Cytogen and Elan shall use all reasonable and proper means at its disposal and within its power to maintain, extend and improve the Business of the Company, within the limits of this Agreement, and to further the reputation and interests of the Company.

     2.4. The central management and control of the Company shall be exercised at the principal place of business of the Company and shall be vested in the Directors and such persons as they may delegate the exercise of their powers in accordance with this Agreement. The Shareholders shall use their best endeavors to ensure that the Company is treated as resident for taxation in such jurisdiction as the Directors shall determine and that the right to use of the Technology shall, to the maximum extent practicable, be owned and held by the Company, or its Affiliate, or its designee.

     2.5. Each of the Shareholders hereby confirms that in the event of a dispute arising between the Company and a Shareholder, the Directors appointed by that Shareholder shall consent to any action or proceedings taken or initiated by the Company against that Shareholder to resolve the dispute.


                                  ARTICLE III

                            ARTICLES OF THE COMPANY

     3.1. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's Articles, the terms of this Agreement shall prevail as between the Shareholders.

     3.2. Subject to Section 3.1, each of the Parties hereto undertakes with each of the other Parties fully and promptly to observe and comply with the provisions hereof to the intent and effect that each and every provision thereof shall be enforceable by the Parties hereto.


                                  ARTICLE IV

                                  WARRANTIES

     4.1. The Company warrants to the Shareholders that the Recitals are true and correct in every respect insofar as they relate the Company, and that prior to the date hereof the

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Company has neither traded nor incurred any liabilities or obligations of any nature whatsoever other than those imposed on the Company by virtue of its incorporation and this Agreement.

     4.2. Elan and Cytogen each warrants and undertakes to the other that the Shares to be acquired by it in the Company, as provided herein, will be acquired for its own absolute beneficial ownership and not on behalf of any other Person.

     4.3. Elan and Cytogen each warrants and undertakes to the other (with respect to Elan Corporation, plc and Cytogen Corporation, respectively) that except as disclosed in writing to each other prior to the execution of this
Agreement:

            (a) it is duly incorporated under the laws of its place of incorporation;

            (b) it has full authority and capacity to enter into and perform its obligations under this Agreement (having obtained all requisite corporate and governmental approvals);

            (c) it is not engaged in any litigation or arbitration, or in any dispute or controversy reasonably likely to lead to litigation, arbitration or any other proceeding, which would materially affect the validity of this Agreement, such Party's fulfillment of its respective obligations under this Agreement or the business of the Company as contemplated herein; and

            (d) that this Agreement has been fully authorized, executed and delivered by it and that it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties.

                                   ARTICLE V

                                    CLOSING

     5.1. The closing of the transactions contemplated hereby shall occur on the date hereof, simultaneously with the execution and delivery of this Agreement and the Securities Purchase Agreement, at the offices of counsel to Elan in New York, New York, or at such other place as the Shareholders shall agree upon.

     5.2. At the closing, each of the parties hereto shall take or (to the extent that the same is within such Person's powers) cause to be taken the following steps at Directors' and Shareholder's meetings of the Company, or such other meetings or closing, as appropriate:

            (a) the adoption by the Company of the Articles in the form attached hereto as Exhibit D and the designation and appointment of the initial
          ---------
Directors;

            (b) the consummation of the transactions contemplated by the Securities Purchase Agreement, including without limitation, the issuance by Cytogen to EIS of the common stock and Series A Preferred Stock of Cytogen issuable to EIS thereunder;

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            (c) the issuance of the Shares to Cytogen and the appointment of the initial Directors of the Company, as agreed to on the date hereof by Cytogen and Elan;

            (d) the payment by Cytogen to the Company of the Initial Capital;

            (e) the execution by the Company, on the one hand, and ATS, Cytogen and EPRC, on the other hand, of the Transfer Agreements; and

            (f) the delivery of such additional documents and instruments, and opinions of counsel and other Persons, as shall be customary in the circumstances and reasonably requested by each of the Parties.


                                  ARTICLE VI

                                 CONTRIBUTIONS

     6.1 The Shareholders and the Company acknowledge and agree that the financial requirements of the Company will be borne by the Company, initially from the Initial Capital or such other basis as may be agreed by the Shareholders, in their sole discretion, whether by way of providing cash or technical know-how.

     6.2 Cytogen has contributed to the Company on the date hereof the Cytogen Compounds and the Cytogen Technology (pursuant to the Cytogen Transfer Agreement), and ATS has contributed to the Company on the date hereof the Elan Technology and ATS Compounds (pursuant to the ATS Transfer Agreement).

     6.3. The Shareholders agree that any further financing of the Company required in respect of any research and development expenditure to be incurred by the Company in excess of the contributions pursuant to Section 6.2 shall be borne as the Shareholders may hereafter agree; it being understood that neither Cytogen nor Elan shall have any obligation to contribute additional funds absent its specific agreement in respect thereof.

                                  ARTICLE VII

             MANAGEMENT AND DIRECTION OF RESEARCH AND DEVELOPMENT

     7.1 The Company's Board of Directors initially shall consist of (a) three Directors appointed by Cytogen, (b) three Directors appointed by Elan, and
(c) one independent Director (i.e., a Person who is not affiliated with either Cytogen or Elan). Such provisions shall remain in effect until the earlier to occur of the termination of this Agreement and the initial public offering of equity securities of the Company in a registered offering under the Securities Act of 1933 and the registration of the Common Stock under the Securities Act of 1934 (an "IPO"); provided, that at such time that Elan or Cytogen owns, directly or indirectly, fewer than 20% of the Shares, such Shareholder's (but not the other Shareholder's) right to appoint Directors shall expire.

     7.2. The Directors shall appoint a management committee (the "Management Committee") to exercise certain of their functions in accordance with their right to delegate such powers pursuant to the Articles. The Management Committee will consist of two individuals, one of whom initially shall be nominated by Elan and one of whom initially shall be nominated by Cytogen. Each of the Shareholders shall be entitled to remove any of its nominees to the Management Committee and appoint a replacement in place of any nominee so removed.

     7.3. The Management Committee shall appoint a research committee (the "Research Committee"). The Research Committee shall consist of two individuals, one of whom initially shall be nominated by Elan and one of whom initially shall be nominated by Cytogen. Each of the Shareholders shall be entitled to remove its nominee to the Research Committee and appoint a replacement in place of any nominee so removed. The number of individuals on the Research Committee shall be altered if agreed to by the Management Committee.

     7.4. The Management Committee shall be responsible for, among other things, devising implementing and reviewing strategy for the Business and, in particular, devising the Company's strategy for research and development in relation to the Field and to monitor and supervise the implementation of the Company's strategy for research and development.

     7.5. The Management Committee shall report all significant developments to the Directors and the Shareholders on the occurrence thereof and, in addition, shall report at quarterly intervals to the Directors and the Shareholders. In the event of an irreconcilable dispute or deadlock among the members of the Management Committee, the provisions of Article XXIII shall apply.

     7.6. The Research Committee shall be responsible for the implementation of the Research and Development Programs for the Company and shall meet at regular intervals to monitor the progress of the research and development programs and to report on its progress to the Management Committee. In the event of any dispute among the Research Committee, the Research Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the Research Committee. If the Management Committee fail to reach a decision, the provisions of Article XXIII shall apply.

     7.7. The Company shall, in the first instance, solicit Cytogen or Elan to provide such research and development services as may reasonably be required by the Company, upon such terms and conditions as may be subsequently agreed by the Company, on the one hand, and Cytogen or Elan, on the other hand.

     7.8. The Company shall pay Elan and Cytogen for any research and development work carried out by them on behalf of the Company, as provided in the Business Plan and otherwise agreed to by the Management Committee, on the one hand, and Cytogen or Elan, on the other hand, subject to the proper vouching of research and development work and expenses. The payments by the Company to Elan and Cytogen shall be calculated by reference to the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

     7.9. In consideration of the patent rights granted, or which hereafter may be granted, by the Parties regarding the work to be completed hereunder in connection with the development of the Compounds and the Products, the Company shall pay to Cytogen and Elan the following amounts from time to time. This is subject to the availability of sufficient funds in the good faith determination of the Directors, or such other amounts (or at such other rates) as the Shareholders shall agree:

            (a) At such time, if any, that any [*], the Company shall, within 120 days thereafter, pay to each of Cytogen and Elan a license fee of [*];

            (b) At such time, if any, that the Company or any other Person (including Cytogen and/or Elan) [*], the Company shall, within 120 days thereafter, pay to each of Cytogen and Elan a license fee of [*]; and

            (c) From and after the time that the Company or any other Person (including Cytogen and/or Elan) first commercializes any Products or any other products acquired or developed by the Company in the Territory, the Company shall thereafter pay to each of Cytogen and Elan an amount equal to [*] of the Net Sales derived by the Company from such commercialization. At such time, the Company and each of Cytogen and Elan shall negotiate and reasonably agree to such provisions relating to terms and timing of payment, audit rights and similar terms and provisions that shall be consistent with similar arms-length transactions then being entered in respect of product licenses, in respect of the payment, reporting and auditing of such amounts and related provisions.

            In the event that the provisions of this Section 7.9 are applicable, the Company shall grant to Cytogen and Elan such audit and review rights related to the calculation payments and challenging of such applicable amounts as shall be reasonably customary in the pharmaceutical industry at such time, which rights shall be set forth in a written instrument signed by the Company.

     7.10. In no event shall Cytogen or Elan have any further or additional liability or obligation to the Company, other than as set forth in this Agreement, by virtue of the payments provided for under Section 7.9.

* INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.

                                   ARTICLE

                           PROPERTY OWNERSHIP RIGHTS

     8.1. The Company shall own the legal and equitable title to the Technology, the ATS Compounds and the Cytogen Compounds. Cytogen and Elan shall have the sole right to license the Technology outside the Field Pursuant to and in accordance with the provisions of this Article VIII and Section 11.2.

     8.2. In the event that Cytogen or Elan wish to exploit the Technology outside the Field, such Shareholder or Shareholders shall provide written notice to such effect to the Company. The Company shall thereafter negotiate in good faith with each of the Shareholders as to the terms and conditions of a license or licenses in respect thereof, which shall be on then customary terms and conditions. Such license or licenses may be in the form of non-exclusive licenses to each of Cytogen and Elan or appropriate cross-licenses, or on such other terms and conditions as the Parties shall otherwise mutually agree; it being understood that such work which is directly related to or in furtherance of development of the Compounds, Products or Technology shall be the property of the Company. Such licenses may include non-exclusive license to each Cytogen and Elan or appropriate cross-licenses among the Parties. If the Parties are unable to agree upon the terms of any such license, such disagreement shall be referred to an Independent Expert, as provided in Article XXII.

                                  ARTICLE IX

                                 PATENT RIGHTS

     9.1. The Company shall have the right to obtain and prosecute patents and patent rights relating to the Compounds, Products and Technologies, whether within or outside the Field; rights outside the Field shall be governed by
Article VIII.

                                   ARTICLE X

                                  EQUIPMENT

     10.1. Any equipment or other assets purchased by Cytogen and/or Elan which is funded by the Company shall belong to the Company. The Parties shall appropriate arrangements as regards marking of such equipment and assets, insurance and bailment provisions.

                                  ARTICLE XI

                           EXPLOITATION OF PRODUCTS

     11.1. The Company will have an exclusive entitlement to develop and/or exploit Products in the Field. In order to commercialize the Products the Company shall obtain marketing approval in such countries in the Territory as is determined by the Business Plan. It may be necessary to file an INDA and perform clinical testing in more than one country, and the Shareholders shall reasonably agree on such testing.

     11.2. In the event that the Company decides that it does not wish to pursue the research and development and/or commercialization of a Product, and either Elan or Cytogen wishes to pursue such research and development and/or commercialization, the Company shall grant a license agreement in respect of such Product to Elan and/or Cytogen, as the case may be; provided, that such Product does not or will not compete in any material respect with any Product or proposed Product. The Company and the relevant Shareholder shall negotiate in good faith the terms of such a license agreement, which shall be on then-commercially customary and reasonable terms and conditions.

     11.3. The strategy for the commercialization of the Products shall be determined by the Management Committee, subject to the supervision of the Board of Directors.

                                   ARTICLE XII

                       TECHNICAL SERVICES AND ASSISTANCE

     12.1. Whenever commercially and technically feasible, the Company shall offer to contract with Cytogen or Elan as the case may be to perform such other services as the Company may require. In determining which party should provide such services, the Management Committee shall in good faith take into account the respective infrastructure and experience of Elan and Cytogen.

     12.2. The Company shall if appropriate conclude an administrative support agreement with Elan and/or Cytogen on such terms as the parties thereto shall in good faith negotiate. The management services required shall include one or more of the following management services which shall be requested by the Company:

            (a) accounting, financial and other services;

            (b) tax services;

            (c) insurance services;

            (d) human resources services;

            (e) legal and company secretarial services;

            (f) patent and related intellectual property services; and

            (g) all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required

            The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by the Company.

            If Elan or Cytogen so requires, in good faith, Cytogen or Elan shall receive, at times and for periods mutually acceptable to the parties, employees of the other party (such employees to be acceptable to the receiving party in the matter of qualification and competence) for instruction in respect of the Elan Technology or the Cytogen Technology as the case may be as is necessary to further the Research and Development Programs.

            The employees received by Elan or Cytogen, as the case may be, shall be subject to obligations of confidentiality no stringent than those set out herein and such employees shall observe the rules, regulations and systems adopted by the party receiving the said employees for its own employees or visitors.

                                 ARTICLE XIII

                      MANUFACTURE AND SUPPLY ARRANGEMENTS

     13.1. If the Company elects to finance, develop and/or exploit the commercial production of a Product, the Company shall enter into a Supply Agreement with Cytogen or Elan or any Subsidiary of either to allow for the commercial production of such Product on behalf of the Company. The Supply Agreement shall be negotiated and agreed by the Parties as contemplated by the Business Plan or as otherwise agreed to by the Management Committee. The terms of the Supply Agreements shall be on normal commercial terms, and shall be negotiated in good faith by the Parties thereto. The determination of which of Cytogen or Elan shall be offered the first opportunity to enter into a Supply Agreement with the Company shall be made by the Company in good faith, based upon the relevant facts and circumstances, including the ability of Cytogen or Elan to manufacture the relevant Products and provide infrastructure and Product support, and the experience and reputation of such Party's in commercializing the relevant Product.

                                  ARTICLE XIV

            AUDITORS; REGISTERED OFFICE; ACCOUNTING REFERENCE DATE

     14.1. Unless otherwise agreed by the Shareholders and save as may be provided to the contrary herein;

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

          (a) The auditors of the Company shall be Arthur Anderson, LLP or such other auditors as may be chosen by Cytogen, which shall be reasonably satisfactory to Elan. Elan shall retain the right to have an audit conducted for their own internal purposes using another accounting.

          (b) The registered office of the Company shall be at such address as the Shareholders shall agree from time to time; and

          (c) The accounting reference date of the Company shall be 31 December in each Financial Year.

                                  ARTICLE XV

                          SHARE RIGHTS AND DIRECTORS

     15.1. All Shares shall be identical and shall rank pari passu, be of one class and shall carry the same voting rights, rights to appoint and remove Directors, rights to dividends and other rights as provided in the Articles, and be subject to the restrictions on the transfer and distribution of assets and other provisions set forth in the Clauses and as set forth in this Agreement.

                                  ARTICLE XVI

                     PROCEEDING OF DIRECTORS AND CHAIRMAN

     16.1.  The initial Chairman shall be a Director designated by Elan.

     16.2 The Chairman designated under Section 16.1 shall retire as Chairman at the first Annual Stockholders Meeting of the Company. Thereafter, each Shareholder, beginning with Cytogen, shall have the right, exercisable alternatively, of nominating one of the Directors to be Chairman of the Company for a period of one year. The Chairman shall hold office until the termination of the next Annual Stockholders Meeting following his appointment. If the Chairman is unable to attend any meeting of the Board, the Directors of the same designation shall be entitled to appoint another Director to act as Chairman in his place at the meeting. From and after the IPO, the Chairman shall be an individual (who may be a Director designated by either Cytogen or Elan) who shall be approved by the Directors, and who shall remain Chairman until his retirement or replacement by the Directors.

     16.3. In the case of an equality of votes at a meeting of the Board of the Company, the Chairman shall not be entitled to a second or casting vote.

     16.4. Any Shareholder removing a Director shall be responsible for and shall indemnify the other Shareholder and the Company against any claim by such Director in respect of dismissal arising from such removal.

     16.5. The Directors shall meet not less than four times in any year and all Directors' meeting shall be held at such location as shall be designated by the Board. The quorum for each such meetings shall be a majority of Directors, including at least one Cytogen Director and at least one Elan Director. In the event that a quorum cannot be convened as a result of the persistent refusal of a Shareholders' Directors to attend a meeting (which period shall not exceed 10 days), the provisions of Article XXIII shall be applicable.

                                 ARTICLE XVII

                   MATTERS REQUIRING SHAREHOLDERS' APPROVAL

     17.1. Unless otherwise agreed between the Shareholders in writing, until the earlier of the occurrence of the IPO and either Cytogen or Elan owning, directly or indirectly, fewer than 20% of the Shares (in which case, the rights described below shall lapse only with respect to such Shareholder and not the other Shareholder) the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure (insofar as they are able by the exercise of such rights and such powers) that neither the Company nor any Subsidiary of the Company shall without the prior approval of the Shareholders (which may be evidenced by a vote of their designated Directors).

            (a)  engage in any activity other than the Business;

            (b) sell the principal assets, undertaking or business of the Company;

            (c) appoint or dismiss a Director except in accordance with the rights conferred on the Shareholders under Article XVII to appoint and remove a Director;

            (d) create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or of any Subsidiary, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the Business;

            (e) borrow any sum (except from the Company's bankers in the ordinary and proper course of the Business) in excess of a maximum aggregate sum outstanding at any time of $15,000;

            (f) make any loan or advance or give any credit (other than normal trade credit) in excess of $15,000 to any Person, except for the purpose of making deposits with bankers;

            (g) give any guarantee or indemnity to secure the liabilities or obligations of any Party other than those which it is usual to give in the ordinary course of a business similar to the Business;

            (h) sell, transfer, lease, assign, or otherwise dispose of part of the undertaking, property and/or assets other than stock or assets (or any interest therein) which are surplus to the requirements of the Company or any Subsidiary, or contract so to do where the value of the undertaking property and/or assets exceed $15,000;

               (i) enter into any contract, arrangement or commitment involving expenditure on capital account or the realization of capital assets if the amount or the aggregate amount of such expenditure or realization by the Company, and all of the Subsidiaries of the Company would exceed $50,000 in any one year or in relation to any one project, and for the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

               (j)  issue any unissued shares or create or issue any new shares;

               (k) alter any rights attaching to any class of share in the capital of the Company or alter the Articles;

               (l) consolidate, sub-divide or convert any of the Company's share capital or in any way alter the rights attaching thereto;

               (m) create, acquire or dispose of any Subsidiary or of any shares in any Subsidiary;

               (n) enter into any partnership or profit sharing agreement with any Person other than arrangements with trade representatives and similar Persons in the ordinary course of business;

               (o) do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

               (p) issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of Shares;

               (q) enter into any material contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

               (r) acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other body;

               (s)  adopt any employee benefit program or incentive schemes;

               (t) engage any new employee at remuneration which could exceed the rate of $60,000 per annum; or

               (u) pay any remuneration to Directors designated by either of them as provided in Article VII by virtue of holding such office other than Directors who hold executive office.

                                 ARTICLE XVIII

                         THE BUSINESS PLAN AND REVIEWS


     18.1. The Directors and Shareholders shall meet together as soon as reasonably practicable after the date hereof and thereafter prior to the accounting reference date specified in Article XIV in any Financial Year to agree and approve the Business Plan for the following Financial Year, or any amendment or modification to the Business Plan, with at least one Director appointed by each Shareholder concurring.

     18.2. The Shareholders agree that the Management Committee shall submit to the Directors on 15th May, 15th August, 15th November, and 15th February or as soon as reasonably practicable thereafter in each Financial Year a report on the performance of the business activities of the Company and the Directors shall hold such meeting as may be necessary to review the performance of the Company against the Business Plan for the relevant year of trading.


                                  ARTICLE XIX

                              REVIEW AND DURATION

     19.1. This Agreement shall remain in force for a period of two years from the date hereof and thereafter, subject to the written agreement of the Shareholders, shall be renewed for successive periods of one year.

     19.2. The Shareholders shall meet together to review the performance of the Company not less than six months prior to the expiration of the initial two-year period and six months prior to the expiration of each successive one-year period referred to in Section 19.1. If following such review, either Shareholder determines that it does not wish or intend to renew or extend this Agreement as aforesaid, such Shareholder shall forthwith serve written notice of discontinuance upon the other Shareholder whereupon the provisions of Article XXI shall apply.

     19.3. The following provisions shall be applicable in the event of a termination of this Agreement or failure to renew this Agreement upon an applicable renewal date (each, a "Termination Date"):

            (a) In the event that the Termination Date shall have occurred after EIS shall have exercised the Exchange Right (as defined in the Securities Purchase Agreement) and, accordingly, owns Shares, the provisions of Article XXI shall be applicable and the provisions of Section 7.9(c) hereof shall survive such termination.

            (b) In the event that the Termination Date shall have occurred after EIS shall have elected to convert its Series A Preferred Stock of Cytogen and, accordingly, the Exchange Right shall have lapsed neither party shall have any additional rights hereunder, except that the provisions of Section 7.9(c) hereof shall survive such termination.

            (c) In the event that the Termination Date shall have occurred prior to the time that the Exchange Right shall have been exercised and prior to the time, if any, that the Series A Preferred Stock of Cytogen shall have been converted into Cytogen Common Stock, as a result of Cytogen's exercise of its right to terminate under Section 19.2 (or election not to continue the business of the Company), the ATS Products shall be transferred to or as directed by Elan in the manner described in the Securities Purchase Agreement and neither party shall have any additional rights hereunder, except the provisions of Section 7.9(c) hereof shall survive such termination, but the royalty rate shall be [*] rather than [*], of Net Sales. In such event, the consideration to be paid by Elan for the ATS Products shall be equal to the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

            (d) In the event that the Termination Date shall occurred prior to the time that the Exchange Right shall have been exercised and prior to the time, if any, that the Series A Preferred Stock of Cytogen shall have been converted into Cytogen Common Stock, as a result of any reason other than described in clause (c) above, the ATS Products shall be transferred to or as directed by Elan in the manner described in the Securities Purchase Agreement and neither party shall have any additional rights hereunder, except that the provisions of Section 7.9(c) hereof shall survive such termination but the royalty rate shall be [*], rather than [*], of Net Sales. In such event, the consideration to be paid by Elan for the ATS Products shall be equal to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]



                                  ARTICLE XX

                       TRANSFER OF OR CHARGING OF SHARES

     20.1. No Shareholder shall transfer any of its Shares or Loans to any other Person (other than to any Affiliates, in whose hands the same restriction on further transfer shall apply) without the prior written consent of the other.

     20.2. No Shareholder shall transfer, create or dispose of any interests in or over any of its Shares or Loans except:

            (a) by a transfer of the entire and legal beneficial interest in all its Shares and Loans; and

            (b) to a transferee as permitted by this Agreement.

     20.3. No Shareholder shall, except with the prior written consent of the other Shareholder, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights or dispose of any interest in, all or any of the Shares held by it (other than by a transfer of such Shares in accordance with the provisions of this Agreement) or in any Loans (or

*-INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.

part thereof) made by it to the Company unless any Person in whose favor any such pledge, lien, or charge is created or permitted to subsist or such option or rights are granted or such interest is disposed of shall be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

                                  ARTICLE XXI

                                  REALIZATION

     21.1. For the purpose of Article XXI "Relevant Event" is committed or suffered by a Shareholder if:

            (a) an event specified in Section 19.3(a) shall have occurred; or

            (b) it commits a material breach of its obligations under this Agreement and, in the case of a breach capable of remedy, fails to remedy it within 30 days of being specifically required in writing to do so by the other Shareholder; or

            (c) a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 20 days; or

            (d) it is unable to pay its debts in the normal course of business;
or

            (e) it ceases or threatens to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without the prior written consent of the other Shareholder (such consent not to be unreasonably withheld); or

            (f) the appointment of a liquidator, receiver, administrator, receiver, examiner, trustee or similar officer of such Shareholder or over all or a substantial part of its assets;

            (g) if an application or petition for bankruptcy, corporate reorganization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction is filed and is not discharged within 30 days, or if a shareholder applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Shareholder are for any reason seized, confiscated or condemned; or

            (h) a Person who is not a shareholder of a Shareholder or its Affiliates on the date of this Agreement acquiring control of that Shareholder.

     21.2. If either Shareholder commits or suffers a Relevant Event, the other Shareholder shall be entitled, within three months of its becoming aware of the occurrence of the Relevant Event, to require the defaulting Shareholder (the "Recipient Shareholder") to sell to the non defaulting Shareholder (the "Proposing Shareholder") all (but not less than all) of the Shares held or beneficially owned by the Recipient Shareholder. The Proposing Shareholder shall notify the Recipient Shareholder of the exercise of this option by delivering written notice to the Recipient Shareholder stating that the option is exercised.

     21.3. The Recipient Shareholder will be obliged within 60 days of receipt of such offer to either (a) accept such offer or (b) make a written counter offer in which the price per share must be at least 10% higher than in the offer received from the Proposing Shareholder. The counter offer must be an offer to purchase all (but not less than all) of the Shares of the Proposing Shareholder.

     21.4. The Proposing Shareholder will be obliged within seven days from the date on which it receives the counter offer to either (a) accept the counter offer or (b) make a written second counter offer in which the price per share must be at least 10% higher than the counter offer received from the Recipient Shareholder. The second counter offer must be an offer to purchase all (but not part only) of the shares of the Recipient Shareholder.

     21.5. The Recipient Shareholder will be obliged within seven days from the date on which it receives the second counter offer to either (a) accept the second counter offer, or (b) to purchase all of the shares of the Proposing Shareholder for an amount which is 10% higher than the price per share at which the Proposing Shareholder offered to purchase the Shares of the Recipient Shareholder in the second counter offer. The foregoing provisions relating to bidding in 10% higher increments, as described in this Article XXI shall continue until one of the Shareholders has elected to discontinue bidding.

     21.6. Time shall be of the essence and a failure to respond to an offer or any counter offer within the permitted time period shall be deemed to constitute acceptance of such offer or counter offer.

     21.7. The Shareholder who has accepted or is deemed to have accepted an offer or counter offer made pursuant to the provisions of this Section 22 shall deliver to the other Shareholder within 30 days of the date of acceptance or deemed acceptance (or three days following the issuance of any regulatory consent required to effect such sale) a duly executed transfer of all its shares in favor of the other Shareholder (or as it may direct) upon full payment of the relevant price for such shares. The Shareholders shall each use their best endeavors to procure the issuance of any such regulatory consents as soon as possible. The shares so transferred shall be deemed to be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights attaching thereto.

     21.8. In the alternative to the procedure set out in Sections 21.2 to 21.7, if either Shareholder commits or suffers a Relevant Event, the other Shareholder shall be entitled, within three months of its becoming aware of the occurrence of the Relevant Event, to serve a written notice ("Warning Notice") on the other Shareholder stating that it intends to serve a Winding-Up Notice (as hereinafter defined) on the Company. A Warning Notice may be withdrawn before the expiry of 60 days after it has been served ("the Warning Period"). Within 30 days of the expiry of the Warning Period during which period the relevant warning notice shall not have been withdrawn, the Party serving the Warning Notice may at any time serve a further written notice

("the Winding-Up Notice") on the other Shareholder requiring that the Company be wound up, whereupon the Shareholders shall be bound to take all such steps as may be necessary to wind up the Company forthwith and in an orderly and efficient manner.

                                 ARTICLE XXII

                             EXPERT DETERMINATION

     22.1. Should any dispute or difference arise between Elan and Cytogen or between Elan or Cytogen, and the Company, during the period that this Agreement is in force, then either Party shall forthwith give to the other notice of such dispute or difference, and such dispute or difference shall be and is hereby referred to such expert as the Parties in dispute may agree (the "Independent Expert"). In the event that the parties are unable or unwilling to agree upon an Independent Expert, or the Independent Expert declines to accept the appointment or after the appointment is incapable of acting or dies, the Parties, in the absence of agreement on a replacement within a period of seven days, shall forthwith request the American Arbitration Association in New York City to appoint a replacement to constitute the Independent Expert. The Independent Expert shall act as an expert and not as an arbitrator. The fees of the Independent Expert shall be shared equally between the Parties in dispute. The Independent Expert shall be entitled to inspect and examine all documentation and any other material which he may consider to be relevant to the dispute. He shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Independent Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation, within two weeks from the reference of the dispute or difference to him. Any determination by the Independent Expert of a dispute of difference shall be final and binding on the Parties unless written notice of rejection of the determination is given by one Party to the other Party within 21 days from the date of the relevant determination. Any such rejection shall constitute a "Deadlock" for the purposes of Article XXI and the rejecting Party shall be deemed to be Proposing Shareholder.

                                 ARTICLE XXIII

                     PROCEDURE IN THE EVENT OF A DEADLOCK

     23.1. For the purpose of this Article XXIII a "Deadlock" means any cause where the Shareholder notifies the other Shareholder in writing that they consider an irreconcilable deadlock has arisen at Director, Shareholder or Management Committee level with respect to any material item or matter relating to the Business or the Company, and identifying the matter in dispute. A Deadlock may only arise relating to a material item or matter; all immaterial items or matters shall not give rise thereto; a material item or matter means one that could reasonably be expected to have a material or significant effect on the Company's business, financial condition or prospects.

     23.2. In any case of Deadlock each of the Shareholders shall within 10 days of the Deadlock arising, cause its appointees on the Board or the Management Committee, as the case may be, to prepare and circulate to the other Shareholder and the other Directors a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the chief executive officer of each Shareholder to which it is addressed who shall endeavor to resolve the Deadlock. Each Shareholder agrees upon a resolution or disposition of the matter, they shall execute a statement setting out the agreed terms. The Shareholders shall exercise the voting rights and other powers available to them in relation to the Company to procure that the agreed terms are fully and promptly carried into effect.

     23.3.  If the Deadlock is not resolved or disposed of in accordance with
Section 23.2. within 30 days after expiry of the seven-day period, or such longer period as the Shareholders agree in writing, and if it prevents the Company or a Subsidiary from continuing to achieve its business purposes, either Shareholder may (if they have not previously done so) refer the matter to an expert pursuant to the provisions of Article XXII, and the provisions of Article XXI shall otherwise be applicable.

                                 ARTICLE XXIV

                                  WINDING UP

     24.1. In the event of the Company being wound up by way of the Shareholder's voluntary winding up, the Shareholders will procure that the liquidator is a member of the American Institute of Certified Public Accounts ("AICPA") or member of the Bar of any state acceptable to both Shareholders, or in default of agreement, nominated by the President of the AICPA.

     24.2. The Shareholders shall prove in the winding up of the Company to the maximum extent permitted by applicable law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set-off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

                                  ARTICLE XXV

                                CONFIDENTIALITY

     25.1. The Shareholders and the Company acknowledge that it may be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, processes, and services of the disclosing Party.

     25.2. The Shareholders and the Company agree that the information to be disclosed by Cytogen and Elan to the Company may include trade secrets, know-how and other proprietary information and data regarding the Technology. It is agreed that the information to be disclosed by the Company to Cytogen and Elan may include trade secrets, know-how and other proprietary information and data regarding the Compounds or the Products.

     25.3. The foregoing shall be referred to collectively as "Confidential Information". Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement, and for no other purpose.

     25.4. Each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each Party agrees that it will, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party.

     25.5. Any breach of this Article XXV by any of the Persons informed by one of the Shareholders is considered a breach by the Party itself.

          Confidential Information shall not be deemed to include:

            (a) Information that is in the public domain.

            (b) Information which is made public by the disclosing Party.

            (c) Information which is independently developed by a Party.

            (d) Information that is published or otherwise becomes part of the public domain without any disclosure by a Party, or on the part of a Party's directors, officers, agents, representatives or employees.

            (e) Information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source, to the best of the Party's knowledge, did not acquire this information on a confidential basis; and

            (f) Information which the receiving Party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law.

     25.6. The provisions relating to confidentiality in this Article XXV shall remain in effect during the term of this Agreement, and for a period of seven years following the expiration or earlier termination of this Agreement.

     25.7. The Shareholders agree that the obligations of this Article XXV are necessary and reasonable in order to protect the Shareholders' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Shareholders agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this
Article XXV, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.


                                 ARTICLE XXVI

                             SHAREHOLDERS' CONSENT

     26.1. Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Shareholder, such consent, approval or agreement may be given subject to such terms and conditions as that Shareholder may impose and any breach of such terms and conditions by any Persons subject thereto shall ipso facto be deemed to be a breach of the terms of this Agreement.


                                 ARTICLE XXVII

                                     COSTS

     27.1. The Company shall bear the legal and other costs of the Parties incurred in relation to preparing and concluding this Agreement and the related agreements and other documents.

     27.2. All costs, legal fees, registration fees and other expenses, including the costs and expenses incurred in relation to the incorporation of the Company, shall be borne by the Company.

                                ARTICLE XXVIII

                                    GENERAL

     28.1. Each of the Parties hereto undertakes with the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement and the Clauses.

     28.2. The Parties hereto shall use their respective reasonable endeavors to procure that any necessary third Party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

     28.3. Where either Shareholder is required under this Agreement to exercise its powers in relation to the Company to procure a particular matter or thing such obligation shall be deemed to include an obligation to exercise its powers both as a Shareholder and as a Director (where applicable) of the Company and to procure that any Director appointed by it (whether alone or jointly with any other Person) shall procure such matter or thing.

     28.4. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

     28.5. Nothing contained in this Agreement is intended or is to be construed to constitute Elan and Cytogen as partners, or Elan as an employee of Cytogen, or Cytogen as an employee of Elan. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the Party or to bind the other Party to any contract, agreement or undertaking with any third Party.

     28.6. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     28.7. Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or telecopied to:

                         Elan at:

                         Elan Corporation, plc
                         Monksland, Athlone
                         County Westmeath
                         Ireland
                         Attention: Chief Financial Officer
                         Telefax: 353-902-92427

                         copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, NY 10112
                         Attention: David Robbins, Esq.
                         Telefax: (212) 408-2420

                         Cytogen at:

                         Cytogen Corporation
                         600 College Road East
                         Princeton, New Jersey 08540-5308
                         Attention: Chief Financial Officer
                         Telefax: (609) 951-9298

                         copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY 10019
                         Attention: Frederick W. Kanner, Esq.
                         Telefax: (212) 259-6333

                         the Company at:

                         Targon Corporation
                         600 College Road East
                         Princeton, New Jersey 08540
                         Attention: Chief Executive Officer
                         Telefax: (609) 951-9298
                         copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, NY 10112
                         Attention: David Robins, Esq.
                         Telefax: (212) 408-2420

                         copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY 10019
                         Attention: Frederick W. Kanner, Esq.
                         Telefax: (212) 259-6333

or to such other address(es) as may from time to time be notified by either Party to the other hereunder.

          Any notice sent by mail shall be deemed to have been delivered within seven working days after dispatch and any notice sent by telecopy shall be deemed delivered within 24 hours of the time of the dispatch. Notices of change of address shall be effective upon receipt.

     28.8. This Agreement shall be governed by and construed in accordance with the laws of Delaware and the Parties agree to submit to the jurisdiction of any federal or state court sitting in New York City for the resolution of disputes hereunder.

     28.9. If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

     28.10. No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorized representative of both Parties.

     28.11. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     28.12. The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties. Except as otherwise provided herein, references to articles, paragraphs, clauses and appendices are to those contained in this Agreement.

     28.13. None of the Parties may assign their rights and obligations hereunder without the prior written consent of the other Parties. Elan and/or Cytogen shall have the right to delegate or subcontract all or any portion of their duties hereunder to their respective Affiliates; provided, that Elan or Cytogen, as the case may be, guarantees the performance by such Affiliate of the obligations of Elan or Cytogen, as the case may be under this Agreement.

     28.14. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

     28.15. This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.


                                  ELAN CORPORATION, PLC


                                  By: /s/   Donal Geaney
                                     ---------------------------------
                                     Name:  Donal Geaney
                                     Title: CEO



                                  CYTOGEN CORPORATION


                                  By: /s/   Thomas J. McKearn
                                     ---------------------------------
                                     Name:  Thomas J. McKearn
                                     Title: Chairman, President and CEO


                                  TARGON CORPORATION


                                  By: /s/   Michael Sember
                                      ---------------------------------
                                     Name:  Michael Sember
                                     Title: CEO and Chairman

                               LIST OF EXHIBITS

EXHIBIT A            Business Plan of Targon Corporation

EXHIBIT B            List of ATS Compounds

EXHIBIT C            List of Cytogen Compounds

EXHIBIT D            Certificate of Incorporation and Bylaws of Targon
                     Corporation

                                   Exhibit A
                                   ---------

                                 CONFIDENTIAL
                                 ------------




                                     NEWCO



                          A Drug Development Company
              Focused on the Identification and Commercialization
                      of Differentiated Oncology Products









                              Business Plan Draft
                                  August 1996






        This Document Contains Confidential and Proprietary Information

I.   Executive Summary

Newco is planned as a "virtual" product development company focused on the identification, development, registration and manufacturing of differentiated oncology products. The Company will be formed as a joint venture between Elan, a leading worldwide drug delivery and biopharmaceutical company and Cytogen, an emerging biopharmaceutical company with recognized expertise in the development and registration of oncology products. The Company will utilize existing parent company competencies to achieve highly focused, expedited development and manufacturing programs for the global registration of late stage oncology products. Products will be accessed via the two parent companies' existing pipeline, as well as through the identification and in-licensing of differentiated oncology products that can benefit from either parents' competencies. In-licensed products will be sourced from biotechnology companies-where Newco will be positioned as an alternative commercialization partner to large PMA companies, from larger drug companies with oncology products outside of their strategic focus or interests and from academic settings in need of drug development and registration services.

According to the American Cancer Society, the estimated number of cancer cases diagnosed annually in the United States (excluding certain skin cancers) increased from approximately 782,000 in 1980 to approximately 1.2 million in 1994, an increase of 53%. This increase is attributable to a number of factors, including a growing and aging population. As a result, over eight million Americans alive today have been diagnosed with cancer. The Company anticipates that these trends will continue and that the number of cancer patients, and the demand for oncology services, will continue to increase.

The oncology market is actually comprised of more than 100 complex diseases characterized by the uncontrolled growth and spread of abnormal cells. The delivery of oncology services consists of a wide range of therapies delivered by a variety of physician types, and provided at institutional, outpatient and homecare sites. Pharmaceuticals used in the treatment of cancer are numerous, each drug having its own, usually very narrowly defined, therapeutic purpose. These products can be categorized into chemotherapy, immunotherapy, hormonal therapy and newer applications, and are supplemented by non-pharmaceutical approaches of radiation therapy and surgery. Despite major advances in the understanding of the molecular and cellular mechanisms involved in cancer, cures for the majority of cancers have not yet been obtained. As a result, there are important unmet medical needs in the management of cancer patients and a significant commercial market for new anticancer agents and cancer treatment strategies that respond to these unmet needs.

The oncology pharmaceutical market is predicted to grow to an estimated
$1 billion by the year 2002 and represents one of the fastest growing segments in the pharmaceutical industry. The Company believes that a significant commercial opportunity exists in cancer through the development of products for enhanced patient classification, therapy selection and safety/efficacy. Improved differential diagnoses through patient classification would enable more appropriate therapy selection by physicians. Products with wider safety and efficacy profiles promise greater utility, both among novel compounds and the modification of existing compounds.

The Company also believes that the use of technologies that enhance the performance or efficacy of anticancer drugs will grow significantly over the next several years. Drug delivery systems, chemoprotectors and other adjuvants will contribute to the growth of both traditional chemotherapeutic and new immunotherapeutic segments.

The ability to bring to market enhanced diagnostics and therapeutics in oncology requires several assets or competencies:

   . Basic research - characterized by a thorough understanding of the complex biological, molecular and cellular processes involved in cancer, extensive networks and collaborations with other cancer research institutes and an appreciation for the limitations of existing agents and treatment strategies.

   . Clinical development - that includes a thorough knowledge of the regulatory trends and requirements for cancer products and a proven track record in designing clinical protocols and trials capable of obtaining definitive outcomes in the shortest possible time frames.

   . Manufacturing - expertise in both biologics and non-biologics and a system capable of benefiting from advances in computerization and automation.

The marketplace in which the Company will compete is comprised of numerous biotechnology research companies, selected larger pharmaceutical suppliers and specialized support services (e.g. CRO's). Significantly, a large pipeline of products with cancer indications exists both among the plethora of small biotechnology research companies as well as among the minor products outside the focus of larger pharmaceutical suppliers. Currently, the CRO industry accounts for approximately $3 billion of biotechnology and pharmaceutical expenditures and is expected to grow 15% on an annual basis.

The Company believes that significant gaps in the aforementioned required assets/competencies in drug development exist among the large group of biotechnology companies, primarily in development, manufacturing and marketing/sales. Previously, these companies have turned to large pharmaceutical suppliers to access required competencies, in return for which they relinquished a significant portion of the future product revenue stream. The partnership between Elan and Cytogen, provides an alternative vehicle for filling development and manufacturing gaps. Biotechnology companies would be able to gain access to markets rapidly with potentially enhanced product performance profiles via a focused development process and utilization of novel drug delivery systems. In addition, applicable products in oncology among larger pharmaceutical suppliers may benefit from utilizing Newco's reformulation/commercialization expertise - and present a more favorable economic argument than within the pharmaceutical parent.

All of the requisite core competencies for bringing a product to market exist among the parent companies, and the partnership thus brings to bear quickly a relatively unique combination of assets:

Elan
----

 .      Development:  Recognized drug delivery expertise in enhancing the
       -----------
       performance profile of new and existing products.

 .      Pipeline: Mid-term pipeline potential from EL530 and EL532, two early
       --------
       stage non-toxic differentiation agents for the treatment of multiple tumor types licensed from the National Cancer Institute.

 .      Financial: Solid financial condition with a proven track record in
       ---------
       establishing value-added joint ventures, strategic alliances and marketing partnerships.

 .      Organizational: Strategically organized to grow through both existing
       --------------
       competencies and products and external agreements and relationships.

 .      Manufacturing:  Highly efficient product manufacturing capabilities
       -------------
       exceeding all worldwide regulatory requirements.

Cytogen
-------

 .      Development: Proven track record and recognized clinical/regulatory
       -----------
       expertise in oncology -- one of 20 out of 1300 biotechnology companies to achieve FDA approval.

 .      Pipeline: Near to mid-term pipeline in diagnostic products, including
       --------
       ProstaScint-Technetium for prostate cancer staging and OncoScint-Breast for breast cancer staging.

 .      Manufacturing: One of seven biotechnology companies to receive an
       -------------
       Establishment License Application (ELA) for the manufacture of well-characterized biologics.

Newco will be formed as a "virtual" company, accessing each company's assets/competencies to create a unique combination of core competencies designed to provide the most efficient and effective development channel for differentiated oncology products. In doing so, Newco will be well positioned to reduce many of the risks inherent in the development of new products. Efficiency in development will be derived from shared resources of Newco's parents, which will deliver economies in product development and manufacturing processes. Effectiveness will be derived from the design of more reliable clinical trial results, more timely regulatory approval and application of novel drug delivery technology to the compounds. The company believes that the provision of enhanced efficiency and effectiveness will deliver a significant competitive advantage for Newco over other development alternatives.

Beyond the existing product pipeline of the parent companies, access to external compounds will be the key source of value for Newco. As such, the contributed pipeline products from Elan and Cytogen will truly serve as an early source of revenues for Newco, but importantly will be commercialized rapidly as tangible validations of the concept for in-licensing discussions.

Products selected for in-licensing will be required to meet rigid selection criteria to ensure that they can benefit from the drug delivery and regulatory expertise of Newco, and achieve a differentiated market position. Examples of potential products include (1) pain management products, (2) anti-emetics and
(3) chemotherapeutic agents.

Finally, the returns to parent companies are tangible and realizable, and can be categorized into near and long term.

           Near term, Elan and Cytogen will benefit from access to increased funding for research and development, while both companies will achieve revenues for providing services to Newco.

           Mid-term, Elan and Cytogen will benefit from returns achieved from the out-licensing and royalty stream from the commercialization of its late stage products.

           Longer term returns to both parents will be both economic and strategic including royalty and licensing fees, efficient access to external capital and access to other oncology products.

II.  Mission Statement and Business Overview

The mission of Newco is to be a leader in the development, registration and manufacturing of differentiated pharmaceutical products for cancer patients, with emphasis on improving the targeted delivery of useful therapeutic agents.

Newco is planned as a "virtual" product development company focused on the identification, development, registration and manufacturing of differentiated oncology products. The Company will be formed as a joint venture between Elan, a leading world-wide drug delivery and biopharmaceutical company and Cytogen, a leader in the development and registration of oncology products. The Company will utilize existing parent company competencies to achieve highly focused, expedited development and manufacturing programs for the global registration of late stage oncology products. Products will be accessed via parent companies' existing pipeline, as well as through the identification and selection of differentiated oncology products that can benefit from either parents competencies, from other sources. These external sources will include biotechnology companies - where Newco will be positioned as an alternative commercialization partner to large PMA companies, to larger drug companies with oncology products outside of their strategic focus or interests and to academic settings in need of drug development and registration services.

III. Oncology Market Overview

a)   Market Definition

Cancer is actually comprised of more than 100 complex diseases characterized by the uncontrolled growth and spread of abnormal cells. The delivery of oncology services is comprised of a range of therapies delivered by a variety of physician types, and provided at institutional, outpatient and homecare sites. Currently, due to cancer's complexity, a wide variety of therapies are utilized in an attempt to achieve first, a cure and second, extend life.

The oncology pharmaceutical market is predicted to grow to an estimated
$1 billion by the year 2002 and represents one of the fastest growing segments in the pharmaceutical industry. While the incidence in major malignancies is expected to grow approximately 45% in the next decade, mortality is predicted to increase only nine percent due to the growing efficacy of cancer therapeutic treatments, including surgical and radiation procedures and newer anticancer agents. These treatments are not always curative with the outcome and the patient remains palliative in nature. As a result, there are important unmet patient needs in the cancer market and the Company believes that a significant commercial opportunity in cancer through the development of products for enhanced patient classification, therapy selection and safety/efficacy. Improved differential diagnosis through patient classification would enable more appropriate therapy selection by physicians. Products with wider safety and efficacy profiles promise greater utility, both among novel compounds and the modification of existing compounds.

The Company also believes that the use of technologies that enhance the performance or efficacy of anticancer drugs will grow significantly over the next several years. Drug delivery systems, chemoprotectors and protectors, other adjuvants and cellular differentiation agents will contribute to the growth of both traditional chemotherapeutic and new immunotherapeutic segments.

Pharmaceuticals used in the treatment of cancer are numerous, each drug having its own, usually very narrowly defined, therapeutic purpose. These products can be categorized into chemotherapy, immunotherapy, hormonal therapy and newer applications, and are supplemented by non-pharmaceutical approaches of radiation therapy and surgery.

 .      Chemotherapy, the treatment of disease by means of chemical substance
       (pharmaceuticals), is commonly used to destroy cancer cells that have spread to other parts of the body. It is often complicated, requiring management of not only the chemotherapy itself, but also of its potential adverse side effects. Chemotherapy is typically provided under the care of an oncologist or hematologist. Products in this category include alkylating agents, antimetabolites, natural products and miscellaneous agents such as platinum DNA interkylating coordinating agents. These products are cytotoxic drugs with moderate selectivity for tumor cells, and are capable of inducing measurable responses and prolonging survival in many patients with common adult solid malignancies. However, they are not curative in most circumstances, and they are associated with significant patient side effects. Recent advances in this field have focused on such areas as resistance to chemotherapeutic agents and the increased use of adjuvant and "neo-adjuvant" chemotherapy (the administration of chemotherapeutic agents prior to surgery or radiation in an effort to shrink the tumor prior to definitive local treatment).

 .      Immunotherapy, treatment directed at enhancing the patient's immune system, involves advanced therapies such as interferon (a naturally occurring human protein capable of stopping cancers growth) and other biologic response modifiers. As with chemotherapy, treatment is usually provided by an oncologist or hematologist. Information accumulating in the fields of immunology and molecular and cellular biology has resulted in the generation of new molecular entities with potential as anticancer agents. New cytokines have been discovered and entered into early phase clinical trials. Meanwhile, interleukin-2 (IL-2) and interferon continue to find new applications as antitumor agents, often in combination with more traditional therapies. Several monoclonal antibodies are being developed as therapeutics for hemalogic malignancies, and others (such as antioncogene MAbs) are being studied in combination with standard chemotherapy. Potential gene therapy applications in oncology are numerous, and studies utilizing this approach have been initiated at most major university research centers in the U.S. The use of autolymphocyte therapy (ALT), a proprietary immunotherapy using a patient's own cells to treat cancer, is also under development and has shown positive results in the treatment of patients with metastatic kidney cancer. Vaccine therapy which would enable the body to recognize tumors as "non-self" and thus destroy them represent a potentially promising approach for new curative agents as well as reoccurrence-preventing treatments.

 .      Hormonal therapy, treatment using hormones such as estrogen, is very popular due to its
       ease of administration, lack of toxicity, and occasional positive metabolic effects (such as weight gain) associated with it.

 .      Radiation therapy is commonly used to destroy localized tumors and reduce pain and other symptoms.

 .      Surgery can be used in both diagnosis and treatment.

Increasingly, treating cancer involves a combination of these, and other, more recently developed, treatment methods. Improved clinical outcomes and treatment costs are driven by enhancing diagnosis (through either earlier detection or more effective disease staging), improving safety/efficacy and optimizing the selection of therapy.

b)     Market Scope

As previously described, the provision of cancer treatment is a significant and growing market. According to the American Cancer Society, the estimated number of cancer cases diagnosed annually in the United States (excluding certain skin cancers) increased from approximately 782,000 in 1980 to approximately
1.2 million in 1994 (an increase of 53%), due largely to a growing and aging population. As a result of these forces, over eight million Americans alive today have been diagnosed with cancer. Lung cancer has driven this growth, increasing 450% among women and 100% among men since the 1950's. The Company anticipates that these trends will continue and that the number of cancer patients, and the demand for oncology services, will continue to increase. It is estimated that the market for oncology pharmaceuticals will reach $1 billion by the year 2002.

The most common type of cancer is prostate cancer, with approximately 200,000 new cases diagnosed in 1994. In the past two years prostate overtook breast cancer, which was second in 1994 with 182,000 new cases; lung was third with 172,000, and colorectal was fourth with 142,000.

Cancer is second only to heart disease as the leading cause of death in the United States, and close to one quarter of all deaths in the U.S. are due to cancer. Deaths have increased significantly, led by lung cancer which accounted for 153,000 deaths in 1994. Melanoma and myeloma have also increased significantly, although not nearly to this extent. Cancers for which mortality has decreased the most are cervical, uterine, stomach and Hodgkin's.

The cost of treating cancer patients has also increased - currently, the cost of cancer exceeds that of any other disease group in the U.S., surpassing even cardiovascular disease. This escalation is expected to continue. The National Cancer Institute estimates that total cancer costs (including lost productivity and mortality costs) were approximately $104 billion in 1994, with direct medical costs constituting approximately $35 billion of that total. Direct costs have increased 61% since 1985, and nearly 170% from 1975. The Company believes that these direct medical costs associated with cancer will increase more rapidly than those associated with most other diseases due to the growth in number of cancer patients and the high cost of new therapies. As a result, the market for oncology pharmaceuticals is estimated to be $1 billion by the year 2002.

c)   Competitive Environment

The oncology marketplace is characterized by a high degree of competition generated by numerous biotechnology research companies, as well as by selected larger pharmaceutical suppliers. Significantly, a large pipeline of products with cancer indications exists among both the plethora of biotechs, and the larger PMA companies, whose products in this therapeutic area at times tend to be distinct from the companies' primary focus, or are smaller than is warranted for commercialization. Schering, Bristol Myers Squibb, Roche, Pharmacia, Burroughs Wellcome, Abbott and Zeneca are among the notable PMA's involved in oncology. Leading biotechs include Amgen, Genentech, Chrion, Biogen and Immunex.

The biotechnology industry is in an early growth phase relative to many other industries. Since 1981, the FDA has approved ?? biopharmaceutical products, ?? of which are therapeutics, (?? vaccine). Today, more than 160 biotech products (a significant number of which are believed to be in oncology) are undergoing human clinical trials, many of which have reached Phase II and III trials. In terms of the total anticancer drug market, over 1,000 chemotherapy, immunotherapy, adjuvant and other products are currently in development, approximately one-third of which are in Phase I or beyond. The next few years are likely to bring significant changes to this industry as longer development times and lack of capital force consolidation among small biotechs. It is anticipated that this environment may be very receptive to alternative development and commercialization vehicles.

Among the large PMA companies, competitive (and regulatory) forces have generated considerable pricing pressures. As a result, these companies look to large, differentiated products to provide needed revenues. The oncology therapeutic area is not characterized by these "high profile" drugs; is therefore not an area in which PMA's are willing to develop the unique commercialization expertise required. The Company believes that this environment will also be very interested in the Newco concept.

The competition has intensified largely due to third party payors, particularly managed care organizations (MCOs), which exert pressure on both suppliers and providers to control the costs of healthcare products and services. These forces have dramatically influenced the way pharmaceuticals are purchased, and they have forced suppliers and biotech companies to limit their development programs to differentiated products that deliver demonstrated economic and clinical effectiveness. This effectiveness may be demonstrated either by reduced "component" costs (e.g. lower cost per script, physician visit, or inpatient admission), or by lower "system" costs (i.e. lower overall costs of treating a disease). The ability to quickly triage among alternative pipeline products based on their ability to deliver clinical and economic value, and to efficiently and effectively commercialize these products, will therefore become increasingly important.

Given these market pressures, and the high cost of developing and commercializing a "me too" product, it has become more difficult to justify investing in a "me too" product that will compete on price alone. Unfortunately, the number of new, available differentiated drugs in later stages of development is limited. As a result, Newco will be competing with both pharmaceutical suppliers and biotechs in the search to access these products. The basis of this competition will be players' abilities to provide (1) an efficient process, (2) an effective process and (3) demonstrable results.

In addition, it is anticipated that future technological developments will enhance the ability to identify and triage new/improved oncology products, such as those developed using Cytogen's peptide screening technology.

d)   Opportunities

As discussed in the Market Scope (above), it is anticipated that there will be large growth in the number of cancer patients and, therefore, the demand for oncology services. Additionally, given the continued absence of a cure for cancer, the Company believes that a significant opportunity exists to improve the effectiveness with which cancer is diagnosed and treatment options are selected.

Today, the selection among the broad armamentarium of oncology products available is extremely subjective, often leading to sub-optimal patient treatment and outcomes. This problem is compounded by the fact that many products have narrow dosing regimens and safety/efficacy profiles, further limiting their clinical utility.

           Improved differential diagnosis through patient classification would enable more appropriate therapy selection by physicians.

           Products with wider safety and efficacy profiles would promise greater utility both among novel compounds and the modification of existing compounds.

           The ability to provide enhanced patient classification, therapy selection and safety/efficacy, therefore, would be of tremendous value, both clinically (better outcomes) and economically (lower cost/greater value per outcome).

The Company believes that the use of technologies that enhance the performance or efficacy of anticancer drugs will grow significantly over the next several years. Drug delivery systems, chemoprotectors and sensitizers, other adjuvants and cell differentiation agents will contribute to the growth of both traditional chemotherapeutic and new immunotherapeutic segments.

The Company also believes that creating a virtual company to access and develop differentiated products that can benefit from the competencies of both parents represents a commercially-viable opportunity. As is discussed in more detail in Requirements for

Success (below), biotech research companies often lack needed development competencies, and turn to outside sources (often large suppliers) to access them. Providing a more effective, lower cost alternative for delivering these competencies for biotechs, as well as for larger PMA companies with products outside of their strategic focus, will be a key factor in Newco's success. It is our opinion that few, if any, commercialization service companies currently exist in oncology therapeutics/diagnostics.

IV.  Requirements for Success

a)   Business Asset/Competency Requirements

The Company recognizes that capitalizing on the identified opportunities through the establishment of a product development company requires several assets or competencies. Specifically, the ability to bring to market enhanced diagnostics and therapeutics in oncology requires the following:

   .   Worldwide development (including regulatory)

   .   Product Pipeline

   .   Financial

   .   Organizational

   .   Manufacturing

Several strategies for accessing these competencies are available:

   .   Own

           - redeployment of existing competency

   .   Develop

           - internal building of competency for eventual ownership

   .   Contract

           - aligning with, or outsourcing from, an external entity to access competency

The determination of which accessing strategy to use is essentially a function of the extent to which the competency in question is a key driver of value in the product or service. If it is a key value driver, the competency needs to be owned, either through redeployment or internal development. If the competency does not drive significant value, it can be contracted.

b)   Industry Competency Gaps

The Company believes that significant gaps in these required assets/competencies exist among the large group of biotechnology companies, primarily in development and manufacturing (and also marketing/sales). Previously, these companies have turned to large pharmaceutical suppliers to access required competencies, in return for which they relinquished a significant portion of the future product revenue stream. The partnership between Elan and Cytogen, Newco, provides an alternative vehicle for filling development and manufacturing gaps. Biotechnology companies would be able to gain access to markets rapidly with potentially enhanced product performance profiles via a focused development process and utilization of novel drug delivery systems. In addition, applicable products in oncology among larger pharmaceutical suppliers may benefit from utilizing Newco's reformulation/commercialization expertise - and present a more favorable economic argument than within the pharmaceutical parent.

Since the ability to develop, register and (especially) manufacture a product is often not a key value driver for biotechs or suppliers (to the same extent that it is for the product commercializer), the option to contract those responsibilities to an outside entity such as Newco for greater efficiency and effectiveness is often a preferred strategy.

c)   Parent Company Competencies

All of the requisite core competencies for bringing a product to market exist among the parent companies, and the partnership thus brings to bear quickly a relatively unique combination of assets:

Elan
----
 .     Development:  Recognized drug delivery expertise in enhancing the
       -----------
       performance profile of new and existing products.

 .     Pipeline: Mid-term pipeline potential from EL530 and EL532, two early
       --------
       stage non-toxic differentiation agents for the treatment of multiple tumor types licensed from the National Cancer Institute.

 .     Financial: Solid financial condition with a proven track record in
       ---------
       establishing value-added joint ventures, strategic alliances and marketing partnerships.

 .     Organizational: Strategically organized to grow through both existing
       --------------
       competencies and products and external agreements and relationships.

 .     Manufacturing:  Highly efficient product manufacturing capabilities
       -------------
       exceeding all world-wide regulatory requirements.

Cytogen
-------

 .      Development: Proven track record and recognized clinical/regulatory
       -----------
       expertise in oncology -- one of 20 out of 1300 biotechnology companies to achieve FDA approval.

 .      Pipeline: Near to mid-term pipeline in diagnostic products, including
       --------
       ProstaScint-Technetium for prostate cancer staging and OncoScint-Breast for breast cancer staging.

 .      Manufacturing: One of seven biotechnology companies to receive an
       -------------
       Establishment License Application (ELA) for the manufacture of well-characterized biologics.

As discussed, the development and manufacturing competencies will be the areas of greatest need for Newco's prospective customers. However, the research and drug delivery competencies provided by the parents are important competencies as well, particularly for Newco's ability to access differentiated oncology products internally.

V.   Newco Business Description

a)   Business Objectives

Newco will be formed as a "virtual" company, accessing each company's assets/competencies to create a unique combination of core competencies designed to provide the most efficient and effective development channel for differentiated oncology products. In doing so, Newco will be well positioned to reduce many of the risks inherent in the development of new products. Efficiency in development will be derived from shared resources of Newco's parents, which will deliver economies in product development and manufacturing processes. Effectiveness will be derived from the design of more reliable clinical trial results, more timely regulatory approval and application of novel drug delivery technology to the compounds. The company believes that the provision of enhanced efficiency and effectiveness will deliver a significant competitive advantage for Newco over other development alternatives.

[Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.




                               ]

Near term, Newco will conduct its work through exclusive service contracts with both Elan and Cytogen. Newco will thus have access to Elan's exceptional pharmacokinetics and formulation programs, and any other drug development areas that might be needed in the development and manufacture of a Newco product. Newco will contract with Cytogen's clinical and regulatory group, which has significant expertise in the development of oncology products, to conduct clinical trials, and prepare and file all NDAs/PLAs. Newco may also contract with one or more of the parents for product manufacturing. Newco may also potentially benefit from parent company capabilities that go beyond late stage product development (e.g. research, delivery, marketing).

c)         Product Selection Criteria

[Information omitted and filed separately with the Commission under Rule 24b-2.





                               ]

d)   Potential Products for In-licensing


[Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.

                            ]





e)  Operations and Management

Initially, the primary organizational responsibilities for Newco will be focused on:

 .     Managing the clinical development programs for existing products

 .     Managing the financial performance of the Company

 .     Ensuring that only those products meeting selected criteria are developed or in-licensed

 .     Sufficiently differentiating the products to attract appropriate marketing partners

Newco's staffing requirements are, therefore, limited to the following:

 .     A Chief Scientific Officer/General Manager (CSO) with experience in efficient/expedited drug development programs and with relevant medical knowledge. It is important that this individual has extensive contacts in both cancer research institutions and cancer companies and is capable of managing external partners and a dedication to building a highly successful company.

 .     A project manager with experience in clinical development, data management and cost center management.

The CSO will also be a member of the Board of Directors.

VI.   Investments and Returns

V. Legal Structure and Governance -- THESE SECTIONS DELETED. TO BE INCLUDED IN LEGAL SECTION -- moved to end of file

VIII. Cytogen Profile

a)    Company Overview

Cytogen is a biotechnology company engaged in the discovery, development and marketing of products to better diagnose and treat cancer. The current portfolio of products provided targeted delivery of diagnostic and therapeutic substances directly to the sites of the disease. During the past fifteen years, Cytogen has three FDA approvals - first, OncoScint CR/OV for single administration as a diagnostic agent in ovarian cancer, second, OncoScint CR/OV for single administration as a diagnostic agent in colon cancer, and third, repeat use of OncoScint CR/OV as a diagnostic agent for ovarian and colon cancer. FDA has also filed and is currently reviewing two additional CYTOGEN applications - the PLA for ProstaScint and the NDA for Quadramet. The Company has participated in two FDA advisory meetings - one OncoScint in 1 _ 1 and one for ProstaScint in 1 _ 6. In both meetings, the advisory committee members voted unanimously in favor of CYTOGEN's products.

Cytogen's strategic value is centered around its capabilities and experience in developing, and bringing to market, products that target specific cancers. The Company's focus is on the further development of its internal pipeline, the in-licensing of complementary late stage products, and mutually profitable acquisitions and mergers that augment Cytogen's primary goal of being a leading biotechnology firm. Cytogen's ability to receive FDA approval of its first product is the competitive advantage Cytogen is using to capitalize on the consolidation occurring throughout the biotech and pharmaceutical market.

Cytogen recently completed a merger with Cellcor, Inc. Cellcor is a biotechnology company focused on the development and commercialization of autolymphocyte therapy (ALT), a proprietary immunotherapy using a patient's own immune cells to treat cancer and certain infectious diseases. The Company's first product based on the ALT technology is for metastatic kidney cancer, renal cell carcinoma (RCC). The RCC product has received Orphan Drug status from the FDA and is in Phase III development. Patient accrual for this trial is complete. Results of this trial are expected to be available in the 4th quarter of 1 _ 6. A PLA is expected to be submitted in early 1997.

One of the key reasons Cytogen was able to complete this merger is reflected in Gary Cashon's Chairman of Cellcor and General Partner of Hillman Medical Ventures, statement to stockholders, "Cytogen's expertise in cancer, its status as one of a select group of biotech companies to receive FDA approval for a drug and its next generation technology based on peptides and combinatorial chemistries, add important resources and capabilities to Cellcor. The merger has the potential to provide better products for cancer patients and in turn, benefit both Cellcor and Cytogen stockholders."

The Company's first commercial product, OncoScint CR/OV, is a monoclonal antibody-based imaging agent for the detection of colorectal and ovarian cancers. It was approved by the FDA and marketed in early 1993 for single administration use and was recently approved for multiple use. OncoScint CR/OV meets the need for better, more accurate information about the extent and location of malignant tumors in patients with colorectal or ovarian cancer. To best treat patients, physicians need to know where cancer is located within the body, and if and how far it has spread. OncoScint CR/OV provides this information, without the risk and costs of exploratory surgery. This product is also being developed as a diagnostic agent for the pre-operative staging of breast cancer patients.

b)     Core Competencies

 .      Product Pipeline
       ----------------

In addition to OncoScint CR/OV and OncoScint-Breast, Cytogen currently has two other products which have completed Phase III human clinical trials - ProstaScint and Quadramet. Product applications for both products have been filed with FDA. ProstaScint, a monoclonal antibody-based imaging agent for the diagnosis and staging of disease in patients with prostate cancer, was filed with FDA in March, 1995. The original version of ProstaScint utilizes the radioisotope indium-111. A second version of ProstaScint, currently in earlier stage development, uses [Information omitted and filed separately with the Commission under Rule 24b-2.]. Quadramet, the Company's cancer therapy agent for the treatment of painful bone metastases, completed its second Phase III trial in March, 1995. The New Drug Application (NDA) was officially filed by FDA in August, 1995.

These products are analyzed in greater detail in subsequent sections.

 .      Second Generation Technology (GDL)
       ----------------------------------

Cytogen was founded on its strong scientific capability, an area which remains a core competency today. First working with monoclonal antibodies, followed by the exploration of antibody fragments, Cytogen scientists are currently focused on a second generation technology based on a propriety method for identifying long peptides that can mimic natural proteins in terms of their folding and their corresponding molecular recognition functions. This new program is referred to as the Genetic Diversity Library (GDL) Technology. The GDL Technology evolved from the collaboration with a group of researchers at the University of North Carolina, from which Cytogen scientists have been able to develop systems which express vast libraries of folded peptides which can be screened for desired properties.

 .      Clinical Development and Registration of Oncology Products
       ----------------------------------------------------------

Cytogen has proven capabilities in the areas of clinical development, data management, and regulatory affairs, as well as in-house expertise in the field of oncology, immunology/inflammation, pain relief, radiopharmaceuticals, and diagnostic imaging. The Company has developed biotechnology products and has established excellent working relationships both with the Center of Biologics Evaluation and Research (CBER) and the Center for Drug Evaluation and Research
(CDER). Cytogen has broad experience with all aspects of Phase I through Phase IV clinical trials, including assembly of IND's, protocol design and implementation, case report form design, study site start-up and monitoring, data retrieval, in-house data auditing and processing, biostatistical analysis, and NDA/PLA preparation and submission.

Cytogen has experience with foreign regulatory submissions and has managed Phase III clinical trials in Europe. The Company has successfully defended a product submission before the CPMP on behalf of a European licensee.

Cytogen's Medical Affairs Group performed all the clinical development work leading to FDA approval in December 1992 of the first monoclonal antibody-based in vivo diagnostic agent for cancer (OncoScint CR/OV). This agent was successfully defended in front of the CPMP and was approved by the European regulatory agency in June, 1991.

Subsequently, Cytogen has completed Phase I-III trials of a similar agent for the detection of prostate cancer (ProstaScint). The PLA for this product was filed in January of 1995 and this agent is currently under active review. In addition, the Medical Affairs Group successfully managed and completed a multinational Phase III program for Quadramet, a radiopharmaceutical agent which targets sites for active bone turnover and relieves pain associated with osteoblastic bone metastases. The NDA for this product was filed in June 1995, and this agent is also undergoing review at the agency. [Information omitted and filed separately with the Commission under Rule 24b-2.]

Cytogen's Medical Affairs Group focuses on up-front planning and rapid conduct of clinical trials. All clinical development programs are designed in concert with experts from appropriate Scientific and medical disciplines. Indications for product use are defined up front and studies are designed accordingly. A key goal in Cytogen's clinical development programs is to accrue the minimum number of patients necessary to obtain regulatory approvals yet ensure the broadest possible use. Whenever possible, cost-benefit issues are also evaluated in Phase III trials.

Having an FDA-approved product sets Cytogen apart from its competitors. Cytogen is one of only fifteen biotechnology companies that have received the FDA marketing approval. Cytogen's proven expertise in clinical development is the competitive advantage that will be used to attract additional development projects and fuel the expansion of Newco.

       Quadramet:  A Case Study:
       -------------------------

Cytogen has demonstrated the ability to significantly reduce the clinical development time required for its lead commercial candidates. This achievement has been accomplished by employing a focused critical mass of personnel at crucial times during the clinical development process of each agent. This approach melds the agility of a small biotech company and the resource diversity of a large pharmaceutical company. The success attainable using this approach can be seen in the results achieved in the clinical development of Quadramet.

At the time Cytogen acquired the rights for Quadramet from the Dow Chemical Co., the first of the two pivotal Phase III clinical trials (BA - 106/110) was nearing completion. Dow had enrolled [*] patients in the trial using [*] clinical sites in North America and [*] in Europe. Because of its experience in conducting clinical trials in the area of prostate cancer, Cytogen was able to very quickly add an additional [*] clinical sites in North America and [*] in Europe for the second pivotal trial (424Sm10/11). Despite the fact that these new "Cytogen" sites were somewhat delayed (compared to the pre-existing Dow sites) in enrolling patients while the necessary regulatory approvals were obtained, they eventually enrolled [*] of the [*] patients who took part in the second Phase III trial, thus reducing the time necessary to complete this final trial.

This focused critical mass approach was also employed in the preparation of the NDA submission for Quadramet. Since, per protocol, Cytogen was "blinded" as to the results

* Information omitted and filed separately with the Commission under Rule 24b-2.

of Protocol 424Sm10/11, it was not possible to begin work on major portions of the clinical section of the NDA until this study was completed. The last case report form for Protocol 424Sm10/11 was brought in-house in mid-March 1995. Nonetheless, the complete NDA for Quadramet was submitted to the FDA less than 12 weeks later on June 13, 1995. More importantly, the FDA reviewed the submission and deemed it suitable for filing on August 11, 1995, within the statutory limit for doing so.

This record can be contrasted with that of Mallinckrodt Medical's for 186Re-HEDP, a similar agent seeking a similar indication to Quadramet. Mallinckrodt completed its clinical trials for 186Re-HEDP shortly after Cytogen
             ---------
began the final pivotal trial for Quadramet. The NDA for 186Re-HEDP was
-----
submitted to the FDA 9-12 months after the completion of clinical trials, and received a "refusal to file" evaluation from the FDA approximately two months later. More than nine months after the original submission had been rejected, it had not been resubmitted. Thus, Cytogen was able to overtake a potential competitor in the race to the marketplace.


 .      Manufacturing
       -------------

In order to support the manufacturing distribution and sales of its products, Cytogen found it necessary to commit significant resources to establishment of a GMP manufacturing facility. In 1992, the Company received an Establishment License Application (ELA) from FDA and has subsequently passed the pre-approval inspection for the manufacture of ProstaScint. This facility is one of seven to have received this status and is also conducting contract manufacturing for several other biotech products.

 .      Marketing & Sales
       -----------------

Cytogen has a core sales force comprised of highly skilled nuclear medicine technologists whose primary responsibility is the training and support of nuclear medicine departments. In the past year, Cytogen focused its efforts on the development of a new distribution and marketing approach that will limit the use of its products to only those sites that are trained and certified in the direct uses of technically-sophisticated products. This program, referred to as Cytogen's Partners in Excellence program is designed to provide better quality control, improve patient outcomes and enhance the overall cost-effectiveness of these products.

IX.    OncoScint

a)     Product Description

OncoScint CR/OV (satumomab pendetide), an FDA-approved product, was the first imaging agent of its kind for colorectal and ovarian cancer patients. The key benefit of OncoScint CR/OV is its ability to identify the location and extent of malignant disease, outside the liver (extrahepatic), and provide both the physician and patient with information to determine the optimal surgical or nonsurgical treatment.

OncoScint CR/OV is a monoclonal antibody that seeks out and attaches to a particular antigen expressed on the surface of malignant colorectal and ovarian tumors, wherever they are in the body. Attached to the antibody is an imaging isotope (indium). Externally, a gamma camera scans the patient's torso, and detects and records the gamma rays from the isotope. The end result is an image that specifies the location and extent of the cancer.

The antigen OncoScint CR/OV targets, TAG-72, is also expressed in certain types of breast cancer. A clinical development plan to determine the product's potential use in the pre-operative staging of breast cancer patients to determine axillary lymph node involvement is currently underway.

OncoScint CR/OV's expanded use in breast cancer is, in part, based on recent peer reviewed findings published in the International Journal of Oncology by the Director and senior researchers at the Istituto Nazionale Tulori, one of the world's foremost cancer research centers, located in Milano, Italy. In this study, 20 breast cancer patients who were candidates for mastectomies were evaluated to determine axillary lymph node status prior to surgery. Of the patients in the study who actually had tumor-involved lymph nodes, OncoScint CR/OV detected the disease in the axillary lymph nodes in 91% of these patients.

b)     Target Market

According to the American Cancer Society, breast cancer is the most common cancer in women and the second major cause of cancer death. Approximately 182,000 new cases of breast cancer will be diagnosed in 1995 in the U.S.

OncoScint CR/OV detects disease that is beyond the scope of standard diagnostic modalities and plays an important role in diagnosing new patients as well as those with a suspected recurrence of certain cancer. Physicians who currently use OncoScint CR/OV indicate that the product consistently contributes useful information by enabling the physician to determine the most cost effective and efficient treatment and enhance patient management. Specific uses are as follows:

 .      Presurgical staging to plan or potentially alter the surgical approach

 .      Enhanced (better defined) prognosis based on the stage of disease

 .      Monitoring patients at risk disease recurrence. In this setting, early detection may result in selection of additional treatment options.

c)     Development Plan and Status

The purpose of Cytogen's multicenter clinical study in breast cancer is to confirm the ability of OncoScint CR/OV to detect lymph node metastases in patients with primary breast tumors. Because involvement of axillary lymph nodes in breast cancer patients is the single most important prognostic factor in assessing risks, most patients suspected of having axillary lymph node involvement currently must undergo an invasive surgical procedure i.e., a complete axillary lymph node dissection, to confirm whether the cancer has spread to the lymph nodes. This method provides information regarding the existence of distant disease, but leaves many of the patients with painful and life-long disfigurement. Additionally, this invasive diagnostic surgery does not improve survival from the disease. As a result, there is a clear unmet patient need for a non-invasive diagnostic method that can pre-operatively identify those patients whose diseases has spread to the lymph nodes versus those whose cancer is confined to the breast.


d)     Market Position

Because it is the "first of its kind", OncoScint CR/OV has been a difficult product to market. Nuclear physicians as well as referring physicians are still learning how to actually use the product and to interpret the information obtained from the scan. Cytogen sees several contingencies that may improve the use of OncoScint CR/OV in the commercial setting and, in turn, increase sales. These include:

[Information omitted and filed separately with the Commission under Rule 24b-2.









                            ]



OncoScint CR/OV is available through the nuclear medicine department of the patient's hospital and is administered on an outpatient basis. The process is safe and painless - OncoScint CR/OV and the isotope are injected and the scanning procedure is completed between 24-120 hours later. Results are available immediately.

X.     ProstaScint

a)     Product Description

ProstaScint (capromab pendetide) is an innovative diagnostic imaging agent which has been developed by Cytogen to more accurately detect the extent and location of prostate cancer. ProstaScint is a monoclonal antibody that seeks out and attaches to a particular antigen expressed on the surface of malignant prostate tumors, wherever they are in the body. Attached to the antibody is an imaging isotope (in this case, indium). Externally, a gamma camera scans the patient's torso, detects and records the gamma rays from the isotope. The end result is an image that specifies the location and extent of the cancer.

[Information omitted and filed separately with the Commission under Rule 24b-2.] The original version of ProstaScint (which uses indium as its radioisotope) has completed all three phases of human clinical studies, conducted in over 30 leading medical institutions in this country. The product License Application
(PLA) to obtain marketing approval was submitted to the United States Food and Drug Administration (FDA) in January 1995 and subsequently filed by FDA in March. The product is under active review and is likely to be presented to a FDA Advisory Committee meeting in the first quarter of 1996.

b)     Target Market

According to the American Cancer Society, 244,000 men will be newly diagnosed with prostate cancer this year in the United States. The total number of men in the U.S. previously diagnosed with prostate cancer is estimated to be between one and four million. The potential target population for ProstaScint includes the patients who are candidates for definitive primary therapy, as well as those who have had recurrent disease following definitive therapy.

The following refers to the pre-surgical evaluation of patients with prostate cancer:

       "The information provided by ProstaScint regarding the presence and location of prostate cancer, prior to surgery, is potentially significant in determining the optimal treatment for these patients."

       John K. Burgers, MD
       Urologic Surgeon
       Riverside Hospital, Ohio

The following refers to post-radical prostatectomy follow-up of prostate cancer patients:

       "...many of these patients were scheduled for radiotherapy of the pelvis...However, the ProstaScint scan revealed occult sites of disease outside of this area, indicating that the patients would be unlikely to benefit from local therapy."

       Daniel Petrylak, MD
       Assistant Professor, Medical Oncology
       Columbia Presbyterian Medical Center
       New York, NY

c)     Development Plan and Status

This program will include preclinical trials to establish the biodistribution of this product as compared to ProstaScint-Indium. [Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.]


d)     Current Market Position

Currently, there are no non-invasive diagnostic modalities which are able to detect prostate cancer outside of the prostatic bed before it spreads to the bone. To date, clinical studies with ProstaScint, in pre-surgical patients and patients with suspected recurrence, demonstrated that the product is able to identify the location and extent of malignant disease - disease which goes undetected by current modalities. As a result, a prostate cancer diagnosis imaging agent like ProstaScint provides additional information to the urologist to better determine the optimal surgical or nonsurgical treatment. This information may prove critical to enhanced patient management and cost effective medicine. It is estimated that 80,000 radical prostatectomies, at an average cost of $20,000 are conducted per year of which approximately 50% are unnecessary.

[Information omitted and filed separately with the Commission under Rule 24b-2.] would offer advantages over the indium based first product. [Information omitted and filed separately with the Commission under Rule 24b-2.] is significantly less expensive - $X per dose versus [Information omitted and filed separately with the Commission under Rule 24b-2.] for an indium dose and is cleared through the body more rapidly allowing for a scan in 12 hours versus 72.

XI.    Elan Profile

a)     Company Overview

Elan is a leading drug delivery company which currently has more than fifty products in development (10-15 estimated to be in late stage) that utilize eleven different proprietary technologies. Sales of products that use Elan's technologies exceed $1 billion annually. Today, Elan derives its revenues from four sources: manufacturing/distribution, royalties, licensing fees and research/contracts. Recognizing several years ago the limitations of being a "contract" development company, Elan has been transitioning into a more fully integrated pharmaceutical company. In order to reduce its reliance on pharmaceutical development partners, Elan reformulated its strategy in 1993. The company's two primary strategic objectives are to:

[Information omitted and filed separately with the Commission under Rule 24b-2.]

To help it achieve its objectives, Elan has made strategic acquisitions, entered into joint venture arrangements and formed product development alliances. Efforts to develop new chemical entities (NCEs) have been primarily conducted through Advanced Therapeutic Systems (ATS), Elan's R&D affiliate. Recently formed drug delivery alliances are with:

 .      Nale - a minority owned company created by Elan that is focused on
       ----
       commercializing complex generic products.

 .      Dura Pharmaceuticals - a respiratory drug delivery company
       --------------------

 .      Athena Neurosciences - a small biotechnology company specializing in
       --------------------
       central nervous system (CNS) products

Products delivered through Elan's technology include Cardizem (CD and SR), a very successful calcium channel blocker used to treat hypertension. Cardizem, launched by Marion Merell Dow and currently marketed by Hoechst Marion Roussel, has been a leading driver of company revenues for several years. Looking ahead, revenues are expected to be driven largely by Naprelan, a new formulation of naproxen, a leading non-steroidal anti-inflammatory (NSAID) compound. With the recent transfer of marketing rights to American Homes Products from Roche/Syntex, Naprelan is projected to capture 20-30% of naproxen prescriptions, and generate up to $200 million or more in sales.

b)     Core Competencies


[Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.














                        ]




OLD SECTIONS

Investments

Legal structure and Governance

a)     Sources and Timing of Returns

[Information omitted and filed separately with the Commission under Rule 24b-2.








                               ]

b)     Investments

[Information omitted and filed separately with the Commission under Rule 24b-2.









                               ]

c) [Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.

                                                  ]


Based on preliminary analysis of development costs for Cytogen's [Information omitted and filed separately with the Commission under Rule 24b-2.] and OncoScint-Breast, the direct costs of Phase II-III clinical trials range from [Information omitted and filed separately with the Commission under Rule 24b-2.] per product per indication. These direct trial costs include grants, monitoring labs, external agent/compound costs (e.g. radionuclides), CRF printing, medical writing, FDA user fees and other trial costs. They do not include product manufacturing costs or various overhead allocations.

Cost Categories:
---------------

 .      Clinical trial costs (see above)

 .      Manufacturing costs of products used in trials
       - COGS

 .      Personnel (salary + benefits) allocated to product development activities
       - biostatistican
       - CRA
       - medical director
       - data entry operators
       - others

 .      Miscellaneous overhead charges
       -fixtures, equipment
       - other

Product development costs are a function of both the number of patients and the intensity of treatment/monitoring involved in a clinical trial. The most appropriate and accurate way to project costs, therefore, is to analyze each potential product's clinical trial needs separately and project costs accordingly.

d)     [Information omitted and filed separately with the Commission under Rule
24b-2.


                               ]


VII.   Legal Structure and Governance

Determination of Newco's legal structure will include definition/assignment of the following:

       - company name
       - legal form of business (TBD)
       - Board of Directors -
       - Scientific Advisory Committee
       - Management (previously discussed)

Governance:
----------

Newco will have a six member Board of Directors made up of two representatives from Elan, two from Cytogen, one from Newco and one from industry. Newco will utilize a Scientific Advisory Board made up of members of Newco's Board of Directors and several outside experts in oncology and/or drug development to advise management on product related development decisions and new product opportunities.

                                   Exhibit B
                                   ---------

                                                           Docket Family:  1813





                                                              Art = EL530/EL532

       PHENYLACETATE AND DERIVATIVES ALONE OR IN COMBINATION WITH OTHER
          COMPOUNDS AGAINST NEOPLASTIC CONDITIONS AND OTHER DISORDERS

                       EL530/532 (PA/PB and derivatives)


   Country/     Assignee/Patentee          Application No./          Publication       Patent           Status/Patent
  Docket No.                                Filing Date            Number/Public-  Number/Patent      Expiration Date
                                                                    ation Date      Issue Date
AUSTRALIA       US Gov't                    79737/94               WO 95/10271                      Pending - application filed; no
96.1813.AU                                  October 12, 1994                                        substantive action received

CANADA          US Gov't                    2173976                WO 95/10271                      Pending - application filed; no
96.1813C.CA                                                                                         substantive action received

CANADA          US Gov't                    2108963                                                 Pending - application filed; no
93.1813.CA                                  October 21, 1993       April 4, 1995                    substantive action received

INTERNATIONAL   US Gov't                    PCTUS/92/08875         WO 93/07866                      PCT Nat'l Phase entered
92.1813.PCT     #Countries/Regions
                in App.:  1                 October 13, 1992       April 29, 1993

INTERNATIONAL   US Gov't                    PCT/US94/11492                                          PCT Nat'l Phase entered (only
94.1813.PCT     #Countries/Regions in                                                               for PCT app.)
                App.:                       October 12, 1994

EPO             US Gov't                    94930694.8             0725635                          Pending - application filed; no
96.1813C.EP     # Countries in App.: 16                            August 14, 1996                  substantive action received

EPO             US Gov't                    92922550.6             0 567 613                        Pending - application filed; no
92.1813.EP      # Countries in App.: 15     October 13, 1992                                        substantive action received

ISRAEL          US Gov't                    103471                                                  Pending - substantive action
93.1813.IL                                  October 14, 1993                                        received

ISRAEL          US Gov't                    111251                                                  Pending - substantive action
94.1813C.IL                                 October 11, 1994                                        received

JAPAN           US Gov't                                           WO 95/10271                      Pending - application filed; no
96.1813.JP                                                                                          substantive action received

SOUTH KOREA     US Gov't                    96-701885              WO 95/10271                      Pending - application filed; no
96.1813.KR                                  April 12, 1996                                          substantive action received

NEW ZEALAND     US Gov't                    244850                                                  Pending - substantive action
93.1813.NZ                                  October 21, 1993                                        received

NEW ZEALAND     US Gov't                    270767                                                  Pending - application filed; no
95.1813C.NZ                                 March 21, 1995                                          substantive action received

NEW ZEALAND     US Gov't                    275673                 WO 95/10271                      Pending - application filed; no
96.1813C1.NZ                                May 6, 1996                                             substantive action received

PHILIPPINES     US Gov't                    46529                                                   Pending - application filed; no
93.1813.PH                                  July 16, 1993                                           substantive action received

PHILIPPINES     US Gov't                    49175                                                   Pending - application filed; no
94.1813C.PH                                 October 12, 1994                                        substantive action received

Intellectual Property Department   ELAN PATENT STATUS BOOK   September 26, 1996
Elan Pharmaceutical Research Corporation

                                                             Docket Family: 1813


   Country/     Assignee/Patentee    Application No./       Publication       Patent                       Status/Patent
  Docket No.                          Filing Date         Number/Public-   Number/Public-                 Expiration Date
                                                           ation Date        ation Date
TAIWAN          US Gov't              82103224                                                      Pending - substantive action
93.1813.TI                            April 27, 1993                                                received

UNITED STATES   US Gov't              07/779,744                                                    Pending - rec'd final office
91.1813.US                            October 21, 1991                                              action

UNITED STATES   US Gov't              08/135,661                                                    Pending - paid grant fee
93.1813C.US                           October 12, 1993

UNITED STATES   US Gov't              08/207,521                                                    Pending - paid grant fee
94.1813C1.US                          March 7, 1994

UNITED STATES   US Gov't              08/469,466                                                    Pending - filed response to
95.1813C3.US                          June 6, 1995                                                  non-final OA

UNITED STATES   US Gov't              08/465941                                                     Pending - rec'd Notice of
95.1813C4.US                          June 6, 1995                                                  Allowance

UNITED STATES   US Gov't              08/470229                                                     Pending - paid grant fee
95.1813C5.US                          June 6, 1995

UNITED STATES   US Gov't              08/465924                                                     Pending - paid grant fee
95.1813C6.US                          June 6, 1995

UNITED STATES   US Gov't              08/465,835                                                    Pending - filed restriction
95.1813C7.US                          June 6, 1995                                                  requirement

UNITED STATES   US Gov't              08/469,961                                                    Pending - filed response to
95.1813C8.US                          June 6, 1995                                                  non-final OA

UNITED STATES   US Gov't              08/484817                                                     Pending - rec'd restriction
95.1813C2.US                          June 7, 1995                                                  requirement

UNITED STATES   US Gov't              08/478264                                                     Pending - filed restriction
95.1813C9.US                          June 7, 1995                                                  requirement

UNITED STATES   US Gov't              08/484615                                                     Pending - rec'd non-final
95.1813C10.US                         June 7, 1995                                                  office action

UNITED STATES   US Gov't              08/633,833                                                    Pending - application filed
95.1813C11.US                         April 11, 1996

SOUTH AFRICA    US Gov't              92/8140                                    92/8140            Granted
93.1813.ZA                            October 24, 1993                                              October 24, 2013

SOUTH AFRICA    US Gov't              94/7964                                    94/7964            Granted
94.1813C.ZA                           October 12, 1994                           May 29, 1996

Intellectual Property Department   ELAN PATENT STATUS BOOK   September 26, 1996
Elan Pharmaceutical Research Corporation

                                                            Docket Family:  1814

                                                               Art = EL530/EL532



          COMPOSITIONS AND THERAPIES USING PHENYLACETIC ACID AND ITS DERIVATIVES IN COMBINATION WITH POLYUNSATURATED FATTY ACIDS


 Country/Docket No.     Assignee/Patentee     Application         Publication           Patent        Status/Patent Expiration Date
                                              No./Filing Date   Number/Publication   Number/Patent
                                                                       Date           Issue Date
UNITED STATES          Elan Corporation, plc   08/352,534                                            Pending - rec'd non-final
94.1814.US                                     December 9, 1994                                      office action

Intellectual Property Department   ELAN PATENT STATUS BOOK   September 26, 1996
Elan Pharmaceutical Research Corporation

1.   [Information omitted and filed separetly with the Commission under Rule
      24b-2.

2.


3.


4.


5.


6.


7.


8.


9.


10.


11.                                                                    ]

                                   Exhibit C
                                   ---------

     Oncotec(TM)

     Compound:
     murine monoclonal antibody B72.3, CYT-099, specifically labeled with technetium using CYTOGEN proprietary Tc linkers, for in vivo diagnostic use in humans.

     Intellectual Property Rights:
     Non-exclusive sublicense from CYTOGEN under the National Technical Information Service - CYTOGEN License Agreement (upon approval from NTIS) to U.S. Patents Nos. 4,522,918 and 4,612,282, subject to existing rights of first offer to third parties for marketing and promotion.

Prostatec(TM)

     Compound:
     murine monoclonal antibody 7E11-C5, CYT-351 specifically labeled with technetium, using CYTOGEN proprietary Tc linkers, for in vivo diagnostic use in humans.

     Intellectual Property Rights:
     Sublicense from CYTOGEN under the Horosziewicz - CYTOGEN Agreement to U.S. Patent No. 5,162,504, subject to existing rights of first offer to third parties for marketing and promotion.

PSMA

     Compound:
     therapeutic drugs designed to target or utilize the physiological activity of PSMA for treating Prostate Cancer in humans.

     Intellectual Property Rights:
     Sublicense from CYTOGEN under the Option and License Agreement between Sloan-Kettering Institute for Cancer Research and CYTOGEN (pending execution of the Option by CYTOGEN) to Patents:

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Serial No. 07/973,337 Filed 11/5/92

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Patent No. 5,538,866 Issued 7/23/96
     U.S. Serial No. 08/325,553 Filed 10/18/94

     Israeli et al., Prostate-Specific Membrane Antigen
     PCT Serial No. PCT/US93/10624 Filed 11/5/93
     Publication No. WO 94/09820, 5/11/94

     Israeli et al., Prostate-Specific Membrane Antigen
     EPO Application No. EP94900538.3 Filed 6/1/95
     European Publication No. 668 777, 8/30/95
     Designated all EPO countries

     Israeli et al., Prostate-Specific Membrane Antigen
     Japan Application No. 511426/94 Filed 5/5/95

     Israeli et al., Prostate-Specific Membrane Antigen
     Canada Application No. 2,147,499 Filed 4/20/95

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Serial No. 08/403,803 National App. Filed 3/14/95

     Israeli et al., Prostate-Specific Membrane Antigen and Uses Thereof U.S. Serial No. 08/394,152 Filed 2/24/95

     Israeli et al., Prostate-Specific Membrane Antigen and Uses Thereof PCT Application No. PCT/US96/02424 Filed 2/23/96

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Serial No. 08/466,381 Filed 6/6/95

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Serial No. 08/470,375 Filed 6/6/95

     Israeli et al., Prostate-Specific Membrane Antigen
     U.S. Serial No. 08/481,916 Filed 6/7/95

     Israeli et al., Prostate-Specific Membrane Antigen and Uses Thereof U.S. Serial No. (to be determined) Filed 8/29/96 for Prostate-Specific Membrane Antigen as a target for therapeutic drug design technology utilizing the physiological activity of PSMA. Vaccine, gene-therapy and in vitro based assays are specifically excluded.

                                    Exhibit D
                                    ---------

                          CERTIFICATE OF INCORPORATION

                                       OF

                               TARGON CORPORATION



                                   ARTICLE I
                                   ---------

          The name of the corporation is Targon Corporation (the "Corporation").

                                   ARTICLE II
                                   ----------

          The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE III
                                  -----------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001 per share, of Common Stock.

                                   ARTICLE V
                                   ---------

          The name and mailing address of the incorporator is as follows:

               Name                            Mailing Address
               ----                            ---------------

Sanford Rosen                        c/o O'Sullivan Graev & Karabell, LLP
                                     30 Rockefeller Plaza
                                     41st Floor
                                     New York, NY  10112
                                     Attention:  David Robbins, Esq.

                                  ARTICLE VI
                                  ----------

          Prior to the time that the Corporation shall have initially registered any of its shares of Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (an "IPO"), the number of directors of the Corporation shall be fixed at between four and ten, as provided in the Corporation's By-laws and other agreements binding upon the Corporation. Following an IPO, the number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                  ARTICLE VII
                                  -----------

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE VIII
                                 ------------

          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

          (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                           (i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

                           (ii)   without the assent or vote of the
     stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                           (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

                           (iv) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

          In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

          (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

          (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                   ARTICLE IX
                                   ----------

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE X
                                   ---------

          The Corporation shall not institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official, of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action, without, in each case, the unanimous consent of the Board of Directors, which consent must include the consent of an independent director.

          IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinabove-named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, according, I have hereunto set my hand as of the 25th day of September, 1996.




                                  /s/ Sanford Rosen
                                  ---------------------------------------------
                                  Sanford Rosen
                                  Sole Incorporator

===============================================================================


                               TARGON CORPORATION

                           Incorporated under the laws
                            of the State of Delaware









                           --------------------------

                                     BY-LAWS

                           --------------------------




                        As adopted on September 25, 1996





===============================================================================

                               TARGON CORPORATION

                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I - OFFICES.............................................................................................1

           SECTION 1.  Registered Office........................................................................1
           SECTION 2.  Other Offices............................................................................1

ARTICLE II - MEETING OF STOCKHOLDERS; STOCKHOLDERS' CONSENT IN LIEU OF MEETING..................................1

           SECTION 1.  Annual Meetings..........................................................................1
           SECTION 2.  Special Meetings.........................................................................1
           SECTION 3.  Notice of Meetings.......................................................................1
           SECTION 4.  Quorum...................................................................................2
           SECTION 5.  Organization.............................................................................2
           SECTION 6.  Order of Business........................................................................3
           SECTION 7.  Voting...................................................................................3
           SECTION 8.  Inspection...............................................................................4
           SECTION 9.  List of Stockholders.....................................................................4
           SECTION 10.  Stockholders' Consent in Lieu of Meeting................................................4

ARTICLE III - BOARD OF DIRECTORS................................................................................4

           SECTION 1.  General Powers...........................................................................4
           SECTION 2.  Number and Term of Office................................................................5
           SECTION 3.  Election of Directors....................................................................5
           SECTION 4.  Resignation, Removal and Vacancies.......................................................5
           SECTION 5.  Meetings.................................................................................6
           SECTION 6.  Directors' Consent in Lieu of Meeting....................................................7
           SECTION 7.  Action by Means of Conference Telephone or Similar Communications
                             Equipment..........................................................................7
           SECTION 8.  Committees...............................................................................7

ARTICLE IV - OFFICERS...........................................................................................7

           SECTION 1.  Executive Officers.......................................................................7
           SECTION 2.  Authority and Duties.....................................................................8
           SECTION 3.  Other Officers...........................................................................8
           SECTION 4.  Term of Office, Resignation and Removal..................................................8

           SECTION 5.  Vacancies................................................................................8
           SECTION 6.  The Chairman.............................................................................8
           SECTION 7.  The President............................................................................8
           SECTION 8.  The Secretary............................................................................9
           SECTION 9.  The Treasurer............................................................................9

ARTICLE V - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.......................................................9

           SECTION 1.  Execution of Documents...................................................................9
           SECTION 2.  Deposits................................................................................10
           SECTION 3.  Proxies with Respect to Stock or Other Securities of Other Corporations.................10

ARTICLE VI - SHARES AND THEIR TRANSFER; FIXING RECORD DATE.....................................................10

           SECTION 1.  Certificates for Shares.................................................................10
           SECTION 2.  Record..................................................................................10
           SECTION 3.  Transfer and Registration of Stock......................................................11
           SECTION 4.  Addresses of Stockholders...............................................................11
           SECTION 5.  Lost, Destroyed and Mutilated Certificates..............................................11
           SECTION 6.  Regulations.............................................................................11
           SECTION 7.  Fixing Date for Determination of Stockholders of Record.................................11

ARTICLE VII - SEAL.............................................................................................13


ARTICLE VIII - FISCAL YEAR.....................................................................................13

ARTICLE IX - INDEMNIFICATION AND INSURANCE.....................................................................13
           SECTION 1.  Indemnification.........................................................................13
           SECTION 2.  Insurance...............................................................................15

ARTICLE X - AMENDMENT..........................................................................................15


                                  BY-LAWS OF

                               TARGON CORPORATION

                                   ARTICLE I

                                    Offices
                                    -------

          SECTION 1. Registered Office. The registered office of Targon
                     -----------------
Corporation (the "Company") in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901, and the registered agent in charge thereof shall be The Prentice-Hall Corporation System.

          SECTION 2. Other Offices. The Company may also have an office or
                     -------------
offices at any other place or places within or outside the State of Delaware.

                                  ARTICLE II

                     Meeting of Stockholders; Stockholders'
                           Consent in Lieu of Meeting
                           --------------------------

          SECTION 1. Annual Meetings. The annual meeting of the stockholders for
                     ---------------
the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "Delaware Statute") to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 10 of this Article II.

          SECTION 2. Special Meetings. A special meeting of the stockholders for
                     ----------------
any purpose or purposes may be called by the Board, the Chairman, the President or the record holders of at least 40% of the issued and outstanding shares of Common Stock of the Company, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

          SECTION 3. Notice of Meetings. Except as otherwise required by
                     ------------------
statute, the Certificate of Incorporation of the Company (the "Certificate") or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to him at his address as it appears in the records of the Company, or by transmitting such notice thereof to him at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

          SECTION 4. Quorum. At each meeting of the stockholders, except where
                     ------
otherwise provided by the Certificate or these By-laws, the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 5. Organization.
                     ------------

               (a) Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                     (i)   the Chairman;

                     (ii)  the President;

                     (iii) any director, officer or stockholder of the Company designated by the Board to act as chairman of such meeting and to preside thereat if the Chairman or the President shall be absent from such meeting; or

                     (iv) a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

               (b) The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 6. Order of Business. The order of business at each meeting of
                     -----------------
the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

          SECTION 7. Voting. Except as otherwise provided by law, the
                     ------
Certificate or these By-laws, at each meeting of the stockholders, every stockholder of the Company shall be entitled to one vote in person or by proxy for each share of Common Stock of the Company held by him and registered in his name on the books of the Company on the date fixed pursuant to Section 7 of
Article VI as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

               (a)  if only one votes, his act binds all;

               (b) if more than one votes, the act of the majority so voting binds all; and

               (c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 7 shall be a majority or even-split in interest. The Company shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided,
                                                                 --------
however, that no proxy shall be voted after three years from its date, unless
-------
said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law, the Certificate or these By-laws) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

          SECTION 8. Inspection. The chairman of the meeting may at any time
                     ----------
appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Company, and any director or officer of the Company may be an inspector on any question other than a vote for or against his election to any position with the Company or on any other matter in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

          SECTION 9. List of Stockholders. It shall be the duty of the Secretary
                     --------------------
or other officer of the Company who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 10. Stockholders' Consent in Lieu of Meeting. Any action
                      ----------------------------------------
required by the Delaware Statute to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, by a consent in writing, as permitted by the Delaware Statute.

                                  ARTICLE III

                               Board of Directors
                               ------------------

          SECTION 1. General Powers. The business, property and affairs of the
                     --------------
Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

          SECTION 2. Number and Term of Office. Prior to the time that the
                     -------------------------
Company shall have initially registered any of its shares of Common Stock under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (an "IPO"), the number of directors of the Company shall be fixed at between four and ten, as determined by the Board. Following an IPO, the number of directors shall be fixed from time to time by the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 3. Election of Directors. Prior to an IPO, two directors shall
                     ---------------------
be elected by the holders of a majority of the outstanding shares of Class A Common Stock, and two directors shall be elected by the holders of a majority of the outstanding shares of Class B Common Stock. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of
                                     --------  -------
such vote no stockholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 7 of Article II, election of directors may be conducted in any manner approved at such meeting.

          SECTION 4. Resignation, Removal and Vacancies.
                     ----------------------------------

                (a) Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                (b) Any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 10 of Article II.

                (c) Vacancies occurring on the Board for any reason may be filled by vote of the stockholders or by the stockholders' written consent pursuant to Section l0 of Article II, or by vote of the Board or by the directors' written consent pursuant to Section 6 of this Article III. If the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of the directors then in office.

          SECTION 5. Meetings.
                     --------

                (a)  Annual Meetings. As soon as practicable after each annual
                     ---------------
election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.

        (b)  Other Meetings. Other meetings of the Board shall be held at such
             --------------
times and places as the Board, the Chairman, the President or any director shall from time to time determine.

        (c)  Notice of Meetings. Notice shall be given to each director of each
             ------------------
meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

        (d)  Place of Meetings. The Board may hold its meetings at such place or
             -----------------
places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

        (e)  Quorum and Manner of Acting. A majority of the total number of
             ---------------------------
directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

        (f)  Organization. At each meeting of the Board, one of the following
             ------------
shall act as chairman of the meeting and preside thereat, in the following order of precedence:

             (i)   the Chairman;

             (ii)  the President (if a director); or

             (iii) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 6. Directors' Consent in Lieu of Meeting. Any action required or
                -------------------------------------
permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office and such consent is filed with the minutes of the proceedings of the Board.

          SECTION 7. Action by Means of Conference Telephone or Similar
                     --------------------------------------------------
Communications Equipment. Any one or more members of the Board may participate
------------------------
in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 8. Committees. The Board may, by resolution or resolutions
                     ----------
passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more directors of the Company, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                  ARTICLE IV

                                   Officers
                                   --------

          SECTION 1. Executive Officers. The principal officers of the Company
                     ------------------
shall be a Chairman, if one is appointed (and any references to the Chairman shall not apply if a Chairman has not been appointed), a President, a Secretary, and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 3 of this Article IV. Any two or more offices may be held by the same person.

          SECTION 2. Authority and Duties. All officers, as between themselves
                     --------------------
and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws or, to the extent so provided, by the Board.

          SECTION 3. Other Officers. The Company may have such other officers,
                     --------------
agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice Presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents, or employees.

          SECTION 4. Term of Office, Resignation and Removal.
                     ---------------------------------------

              (a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

              (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

              (c) All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Company with or without cause.

          SECTION 5. Vacancies. If the office of Chairman, President, Secretary
                     ---------
or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board.

          SECTION 6. The Chairman. The Chairman shall give counsel and advice to
                     ------------
the Board and the officers of the Company on all subjects concerning the welfare of the Company and the conduct of its business and shall perform such other duties as the Board may from time to time determine. Unless otherwise determined by the Board, he shall preside at meetings of the Board and of the Stockholders at which he is present.

          SECTION 7. The President. The President shall be the chief executive
                     -------------
officer of the Company. The President shall have general and active management and control of the business and affairs of the Company subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The President shall from time to time make such reports of the affairs of the Company as the Board of Directors may require and shall perform such other duties as the Board may from time to time determine.

          SECTION 8. The Secretary. The Secretary shall, to the extent
                     -------------
practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Company and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

          SECTION 9. The Treasurer. The Treasurer shall have the care and
                     -------------
custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chairman, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

                                   ARTICLE V

                Contracts, Checks, Drafts, Bank Accounts, Etc.
                ----------------------------------------------

          SECTION 1. Execution of Documents. The Board shall designate, by
                     ----------------------
either specific or general resolution, the officers, employees and agents of the Company who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company; unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

          SECTION 2. Deposits. All funds of the Company not otherwise employed
                     --------
shall be deposited from time to time to the credit of the Company or otherwise as the Board or Treasurer, or any other officer of the Company to whom power in this respect shall have been given by the Board, shall select.

          SECTION 3. Proxies with Respect to Stock or Other Securities of Other
                     ----------------------------------------------------------
Corporations. The Board shall designate the officers of the Company who shall
------------
have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its powers and rights.

                                  ARTICLE VI

                  Shares and Their Transfer; Fixing Record Date
                  ---------------------------------------------

          SECTION 1. Certificates for Shares. Every owner of stock of the
                     -----------------------
Company shall be entitled to have a certificate certifying the number and class of shares owned by him in the Company, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Company by the Chairman, the President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Company.

          SECTION 2. Record. A record in one or more counterparts shall be kept
                     ------
of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Company issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Company shall be deemed the owner thereof for all purposes regarding the Company.

          SECTION 3. Transfer and Registration of Stock.
                     ----------------------------------

              (a) The transfer of stock and certificates which represent the stock of the Company shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

              (b) Registration of transfers of shares of the Company shall be made only on the books of the Company upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

          SECTION 4. Addresses of Stockholders. Each stockholder shall designate
                     -------------------------
to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Company or at his last known post-office address.

          SECTION 5. Lost, Destroyed and Mutilated Certificates. The holder of
                     ------------------------------------------
any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

          SECTION 6. Regulations. The Board may make such rules and regulations
                     -----------
as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Company.

          SECTION 7. Fixing Date for Determination of Stockholders of Record.
                     -------------------------------------------------------

              (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.

              (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Delaware Statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in this State, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware Statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

              (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                  ARTICLE VII

                                     Seal
                                     ----

          The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company, the year of incorporation of the Company and the words and figures "Corporate Seal - Delaware."

                                 ARTICLE VIII

                                  Fiscal Year
                                  -----------

          The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.

                                  ARTICLE IX

                         Indemnification and Insurance
                         -----------------------------

          SECTION 1. Indemnification.
                     ---------------

              (a) As provided in the Charter, to the fullest extent permitted by the Delaware Statute as the same exists or may hereafter be amended, a director of this Company shall not be liable to the Company or its stockholders for breach of fiduciary duty as a director.

              (b) Without limitation of any right conferred by paragraph (a) of this Section 1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators; provided, however,
                                                            --------  -------
that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made
              -------- -------  -------
in the case of an action, suit or proceeding by or in the right of the Company in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Company, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section 1(c) of this
-------- -------  -------
Article IX with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that,
                                                        --------  -------
if the Delaware Statute requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

              (c) If a claim under Section (b) of this Article IX is not paid in full by the Company with 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute. Neither the failure of the Company (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Statute, nor an actual determination by the Company (including the Board, independent legal counsel, or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

              (d) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 2. Insurance. The Company may purchase and maintain insurance,
                     ---------
at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Statute.

                                   ARTICLE X

                                   Amendment
                                   ---------

          Any by-law (including these By-laws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders' written consent pursuant to Section 10 of Article II, or by the vote of the Board or by the directors' written consent pursuant to
Section 6 of Article III.